Exhibit 99.2

ANTIBE HOLDINGS INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Meeting”) of ANTIBE HOLDINGS INC. (the “Corporation” or “Holdings”) which, due to concerns regarding the novel coronavirus outbreak (COVID-19) and to assist in protecting the health and well-being of our shareholders, will be held in a virtual format to provide a consistent experience to all shareholders regardless of location at 11:00 A.M. ET on May 28, 2021, for the following purposes:

1.	to consider and, if deemed advisable, pass, with or without variation, a special resolution authorizing the continuance of the Corporation from Alberta to Ontario under the Business Corporations Act (Ontario) (the “Continuance”), as more particularly described in the accompanying management information circular (the “Circular”);

2.	to consider and, if deemed advisable, pass, with or without variation, a special resolution authorizing the amalgamation (the “Amalgamation”) of the Corporation with 2831094 Ontario Inc. (“Subco”), a subsidiary of Antibe Therapeutics Inc. (“Therapeutics”) pursuant to a business combination agreement among the Corporation, Subco and Therapeutics (the “Merger Agreement”) as more particularly described in the accompanying Circular; and

3.	to transact such further or other business as may properly come before the Meeting or any adjournments thereof.

The Meeting link for shareholders to join the meeting is: www.zoom.us/j/4163460000. The password to access the Meeting is meetingahi.

A copy of the form of proxy accompanies this notice. The specific details of the matters proposed to be put before shareholders at the Meeting are contained in the Circular. Shareholders are directed to read the Circular carefully in evaluating the matters for consideration at the Meeting.

To mitigate risks related to the global COVID-19 (coronavirus) public health emergency to the Corporation’s shareholders and other stakeholders and based on government recommendations to avoid large gatherings, the Meeting will be conducted in a virtual only format, which will be conducted via video conference. The video conference will allow shareholders to have an equal opportunity to participate at the Meeting regardless of their geographic location or particular circumstances they may be facing as a result of COVID-19. Shareholders will not be able to attend the Meeting physically in person and any person attending virtually shall be considered to be present in person. A summary of the information shareholders will need to attend the Meeting online is provided in the Circular.

All shareholders of record as of April 30, 2021 are entitled to vote their shares of the Corporation at the Meeting, or at any adjournment thereof, either in person (VIRTUALLY) or by PROXY, HOWEVER, TO FACILITATE AN ORDERLY MEETING THE board of directors is requesting that all Shareholders vote their shares by proxy BEFORE THE MEETING.

A shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must submit his, her or its duly executed form of proxy by email to the Corporation at dan.legault@antibethera.com not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the Meeting or any adjournment thereof at which the proxy is to be used.

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized.

The persons named in the enclosed form of proxy are directors AND/or officers of the Corporation. Each shareholder of the Corporation has the right to appoint a proxyholder other than such persons, who need not be a shareholder, to attend and to act for such shareholder and on such shareholder’s behalf at the Meeting. To exercise such right, the name of the shareholder’s appointee should be legibly printed in the blank space provided IN THE FORM OF PROXY.

Registered shareholders have the right to send a notice of dissent with respect to the Continuance and be paid the fair value of their Shares in accordance with the provisions of Section 191 of the Business Corporations Act (Alberta) if the Continuance become effective. Additionally, registered shareholders will have the right to send a notice of dissent with respect to the Amalgamation and be paid the fair value of their Shares in accordance with the provisions of Section 185 of the Business Corporations Act (Ontario) if the Amalgamation become effective.

Each right to dissent is described in the Circular. Holders of Shares of the Corporation wishing to dissent with respect to the Continuance and/or Amalgamation must send a written objection by email to the Corporation at dan.legault@antibethera.com, prior to or at the Meeting, in order to be effective. Failure to strictly comply with the dissent procedures set out in the accompanying Circular may result in the loss or unavailability of any right of dissent. Beneficial owners of Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY A REGISTERED SHAREHOLDER IS ENTITLED TO EXERCISE RIGHTS OF DISSENT.

DATED this 7th day of May, 2021.	By order of the Board

/s/ Dan Legault
Dan Legault, Director

Antibe HOLDINGS Inc.
MANAGEMENT INFORMATION CIRCULAR

as of May 7, 2021

This management information circular (this “Circular”) is provided in connection with the solicitation of proxies by the management of Antibe Holdings Inc. (the “Corporation”) for use at the special meeting (the “Meeting”) of shareholders of the Corporation (the “Shareholders”) to be held at the time and place and for the purposes set forth in the accompanying notice of the Meeting (the “Notice of Meeting”). References in this Circular to the Meeting include any adjournment thereof. It is expected that the solicitation of proxies will be primarily by e-mail, however, proxies may also be solicited personally by regular employees of the Corporation at nominal cost. The cost of solicitation by management will be borne by the Corporation. The information contained herein is given as of May 7, 2021 unless indicated otherwise.

PARTICIPATING AT THE MEETING

To mitigate risks related to the global COVID-19 (coronavirus) public health emergency to the Corporation’s Shareholders, management and other stakeholders and based on government recommendations to avoid large gatherings, the Meeting will be conducted in a virtual only format, which will be conducted via video conference. The video conference will allow Shareholders to have an equal opportunity to participate at the Meeting regardless of their geographic location or particular circumstances they may be facing as a result of COVID-19. Shareholders will not be able to attend the Meeting physically in person and any person attending virtually shall be considered to be in person. A summary of the information Shareholders will need to attend the Meeting online is provided below.

The Meeting will be hosted online by way of video conference and will begin at 11:00 A.M. ET on May 28, 2021. The meeting link is: www.zoom.us/j/4163460000. The password to access the Meeting is meetingahi. Shareholders will not be able to attend the Meeting in person. In order to participate online, Shareholders must have the video conferencing software, Zoom, installed on their computer or mobile device – it is available for free download at: http://www.zoom.us

TO FACILITATE AN ORDERLY MEETING THE board of directors is requesting that all Shareholders vote their shares by proxy BEFORE THE MEETING.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation and will represent management of the Corporation at the Meeting. A Shareholder desiring to appoint some other person, who need not be a Shareholder, to represent him, her or it at the Meeting, may do so by inserting such person’s name in the blank space provided in the enclosed form of proxy or by completing another proper form of proxy and, in either case, submitting their proxy or voting instruction form (if applicable) prior to registering their proxyholder. A proxy should be executed by a Shareholder or his or her attorney duly authorized in writing or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized.

A proxy can be submitted to the Corporation by email to dan.legault@antibethera.com. The proxy must be deposited with the Corporation by no later than 11:00 a.m. ET, on May 26, 2021, or if the meeting is adjourned or postponed, not less than 48 hours, excluding Saturdays, Sundays and statutory holidays, before the commencement of such adjourned or postponed meeting. If a Shareholder who has submitted a proxy attends the meeting via the webcast and has accepted the terms and conditions when entering the meeting online, any votes cast by such Shareholder on a ballot will be counted and the submitted proxy will be disregarded.

A Shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the Shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item must be left blank. The Shares (as defined herein) represented by the proxy submitted by a Shareholder will be voted in accordance with the directions, if any, given in the proxy.

A Shareholder who has given a proxy has the power to revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy and may do so:

1.	by delivering another properly executed form of proxy bearing a later date and depositing it as described above;

2.	by transmitting by electronic means a revocation bearing a reliable electronic signature to the Chair of the Meeting on the day of the Meeting or any adjournment thereof, prior to the commencement of the Meeting or any adjournment thereof, as applicable; or

3.	in any other manner permitted by law.

Only a registered Shareholder of the Corporation has the right to revoke a proxy. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

EXERCISE OF DISCRETION BY PROXIES

The Shares represented by proxies in favour of management nominees will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Shares represented by the proxy shall be voted accordingly. WHERE NO CHOICE IS SPECIFIED, THE FORM OF PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR THE CONTINUANCE AND AMALGAMATION AS DESCRIBED ELSEWHERE IN THIS CIRCULAR. THE ENCLOSED FORM OF PROXY ALSO CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN TO VOTE WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING IN SUCH MANNER AS SUCH NOMINEE IN HIS, HER OR ITS JUDGMENT MAY DETERMINE. At the time of printing this Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

VOTING OF PROXIES

The person named in the enclosed form of proxy will vote the shares in respect of which they are appointed in accordance with the direction of the Shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED IN FAVOUR OF ALL OF THE MATTERS SET OUT IN THIS INFORMATION CIRCULAR.

The accompanying form of proxy confers discretionary authority on the persons named therein with respect to any amendments or variations to matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting. As of the date hereof, the management of the Corporation is not aware of any amendments or variations to matters identified in the Notice of Meeting or other matters that are to be presented for action at the Meeting. If any such amendment, variation or other matter properly comes before the Meeting, the form of proxy will be voted on such matters in accordance with the best judgment of the person voting the proxy.

The by-laws for the Corporation provide that the quorum for the Meeting is two persons present, holding or representing by proxy at least 50% of the Shares entitled to vote at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of an unlimited number of Class “A” Common Shares and Class “B” Common Shares (collectively the “Shares”). As at May 7, 2021, 2021, 5,210,124 Class “A” Common Shares (“Class A Shares”) and 17,346,650 Class “B” Common Shares (“Class B Shares”) are issued and outstanding. Each Class A Share entitles the holder thereof to one vote and each Class B Share entitles the holder thereof to three votes in respect of each matter to be voted upon at a meeting of Shareholders.

The Corporation has fixed April 30, 2021 as the record date (the “Record Date”) for the purpose of determining Shareholders entitled to receive the Notice of Meeting and to vote at the Meeting. In accordance with the provisions of the Business Corporations Act (Alberta) (the “ABCA”), the Corporation will prepare a list of holders of Shares at the close of business on the Record Date. Holders of Shares named in the list will be entitled to vote the Shares shown opposite their name on the list at the Meeting.

TO FACILITATE AN ORDERLY MEETING THE board of directors is requesting that all Shareholders vote their shares by proxy BEFORE THE MEETING.

The Class A Shares represent approximately 9.1% and the Class B Shares represent approximately 90.9% of the voting rights attached to the Corporation’s securities which are entitled to be voted at the Meeting, respectively.

As at the date hereof, to the knowledge of the directors and executive officers of the Corporation, only the following Shareholders beneficially own, or control or direct, directly or indirectly, voting securities of the Corporation carrying 10% or more of the voting rights attached to any class of outstanding voting securities of the Corporation:

NAME AND MUNICIPALITY OF RESIDENCE	TYPE OF OWNERSHIP	# AND CLASS OF SHARES OWNED	PERCENTAGE OF VOTING RIGHTS
John L. Wallace Toronto, Ontario	Direct	5,798,649 Class B Shares	30.39%
Brett A. Whalen Toronto, Ontario	Direct	2,400,000 Class B Shares	12.58%
Daniel M. Legault Toronto, Ontario	Direct	2,330,500 Class B Shares	12.21%

Conversion of Class B Shares

In the event the board of directors (the “Board”) of the Corporation decides, by resolution in writing, to make a public offering of Shares in the Corporation, all issued and outstanding Class B Shares of the Corporation shall be converted into an equal number of Class A Shares, on a share for share basis.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Corporation at any time since the beginning of the Corporation’s last completed financial year, none of the directors and officers and no associate or affiliate of any of the foregoing persons has had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Circular.

PARTICULARS OF MATTERS TO BE ACTED UPON

Background

Antibe Therapeutics Inc. (“Therapeutics”), a TSX-listed reporting issuer incorporated under the laws of Ontario, is a late-stage biotechnology company that seeks to develop safer medicines for pain and inflammation. Therapeutics’ technology involves linking a hydrogen sulfide-releasing molecule to an existing drug to produce a patented, improved medicine. Therapeutics’ lead drug, otenaproxesul (formerly known as ATB-346), targets the global need for a safer drug for chronic pain and inflammation. The patent for ATB–346 is currently wholly owned by the Corporation and is licensed to Therapeutics by the Corporation. The Corporation intends to complete a three-cornered amalgamation with Therapeutics, with the aim of unifying ownership of all interests in the patent for ATB-346, currently licensed to Therapeutics, and its other related assets into one corporation (the “Amalgamation”). The Amalgamation will be completed pursuant to a business combination agreement among Therapeutics, 2831094 Ontario Inc. (“Subco”), a newly incorporated subsidiary of Therapeutics, and the Corporation (the “Merger Agreement”).

Prior to negotiating the Amalgamation, the Corporation held 1,227,900 common shares in the capital of Therapeutics (“Therapeutics Share”). In preparation for the Amalgamation, the Corporation has deliberately reduced its ownership of Therapeutics Shares, including by way of a return of capital approved by Shareholders on January 5, 2021 (the “Return of Capital”), with the intention to simplify the legal considerations of the Amalgamation. The Return of Capital provided an equitable way to provide Shareholders with a return on their investment.

As both John L. Wallace and Daniel Legault are officers and directors of both Therapeutics and the Corporation, on September 21, 2020, the Board established an Independent Committee, comprised of two directors, George Jackowski (Chair) and Andre Buret, to consider the possibility of a transaction in which Therapeutics would unify all intellectual property rights to the technology licensed to the Corporation in return for the holders of shares in the capital of the Corporation exchanging their shares for shares of Therapeutics, providing such holders with increased liquidity.

After careful evaluation, a business combination was considered appropriate, and Paradigm Capital Inc. was engaged by the Board as its financial advisor, working with the Independent Committee, in order to provide a fairness opinion on any proposed transaction. The Independent Committee met frequently and exchanged proposals with an independent committee for Therapeutics prior to reaching agreement on the proposal to be placed before the Shareholders. Paradigm Capital Inc. has provided an opinion as to the fairness of the financial terms of the proposal, as has the financial advisor engaged by Therapeutics’ independent committee. The fairness opinion provided by Paradigm Capital Inc. to the Corporation has been attached hereto as Schedule “G”.

The Corporation and Therapeutics negotiated the terms of the Merger Agreement that has been approved by the Board. Pursuant to the terms of the Merger Agreement, following approval of the Shareholders to the activities contemplated in this Circular, Shareholders will receive Therapeutics Shares on the basis of 0.2581 Therapeutics Shares in exchange for each share of the Corporation held by such shareholder, with the Therapeutics Shares to be received rounded to the nearest whole share. A PDF copy of the Merger Agreement is available for inspection upon written request to the Corporation.

Specifics of the contemplated Amalgamation and the process required to be completed are set out below.

For more information regarding Therapeutics please refer to the documents incorporated by reference into this Circular which are available electronically at www.sedar.com. See “Information Concerning Antibe Therapeutics Inc.” below.

1.	Continuance of the Corporation to the OBCA

In order to amalgamate corporations, they must exist under the same jurisdictions. The Corporation was incorporated under the Business Corporations Act (Alberta) (the “ABCA”). Therapeutics was incorporated under the Business Corporations Act (Ontario) (the “OBCA”). The Corporation wishes to effect the continuance (the “Continuance”) of the Corporation from the Province of Alberta to the Province of Ontario in order to facilitate the Amalgamation. As a result of the Continuance the Corporation would cease to be governed by the ABCA and would instead be governed by the OBCA.

If the special resolution approving the Continuance (the “Continuance Resolution”) is approved at the Meeting, it would give the Board of Directors authority to implement the Continuance. Notwithstanding approval of the proposed Continuance by Shareholders, the Board of Directors, in its sole discretion, may revoke the special resolution and abandon the Continuance without further approval or action by or prior notice to Shareholders.

In order to effect the Continuance, the following steps must be taken:

(i)	the Shareholders must approve the Continuance by special resolution at the Meeting, authorizing the Corporation to, among other things, file the application for Continuance with the Director of Corporations under the OBCA (the “Director”);

(ii)	the Registrar of Corporations under the ABCA (the “Alberta Registrar”), must approve the proposed continuance under the OBCA, upon being satisfied that the Continuance will not adversely affect creditors or Shareholders of the Corporation;

(iii)	the Corporation must apply to the Director for a Certificate of Continuance under the OBCA; and

(iv)	the Corporation must file a Notice of Continuance with the Alberta Registrar, who will then issue a Certificate of Discontinuance.

On the date shown on the Certificate of Discontinuance, the Corporation becomes a corporation under the laws of Ontario as if it had been incorporated under the OBCA.

In connection with the Continuance, the existing articles and by-laws of the Corporation will be repealed and the Corporation will adopt articles and by-laws which are suitable for an Ontario corporation, but which in all material respects are similar to the current constating documents of the Corporation. The proposed by-laws of the Corporation have been attached hereto as Schedule “B”.

The Continuance will not result in any change in the business of the Corporation or its assets, liabilities or net worth, nor in the persons who constitute the Corporation’s Board and management. The Continuance is not a reorganization, an amalgamation or a merger.

By operation of the OBCA, as of the effective date of the Continuance, all of the assets, property, rights, liabilities and obligations of the Corporation immediately before the Continuance will continue to be the assets, property, rights, liabilities and obligations of the Corporation as continued under the OBCA. On the effective date of the Continuance, the Corporation’s property will continue to be the property of the Corporation; the Corporation will continue to be liable for the obligations of the Corporation; an existing cause of action, claim or liability to prosecution of the Corporation will be unaffected; a civil, criminal or administrative action or proceeding pending by or against the Corporation may continue to be prosecuted by or against the Corporation; and a conviction against, or ruling, order or judgment in favour of or against the Corporation may be enforced by or against the Corporation.

Certain Corporate Governance Differences between the OBCA and the ABCA

In general terms, the OBCA provides to shareholders substantively the same rights as are available to shareholders under the ABCA, including the right of dissent and appraisal and the right to bring derivative actions and oppression actions.

The following is a summary comparison of certain provisions of the ABCA and the OBCA that pertain to the rights of Shareholders. In approving the Continuance, Shareholders will be approving the adoption of the Continuance Application and all matters collateral thereto, including the Articles of Continuance and the Certificate of Continuance and will be agreeing to hold securities in a corporation governed by the OBCA.

This summary is not intended to be exhaustive and shareholders should consult their legal advisors regarding all of the implications of the Continuance.

(a)	Charter Documents

Under the OBCA, the charter documents consist of “articles of incorporation” which set forth the name of the company, and the amount and type of shares the corporation is authorized to issue, and “by-laws” which regulate the business and affairs of the corporation (collectively, the “Charter Documents”). The articles of incorporation are filed with the Director and the by-laws are maintained with the corporation’s registered and records office. Under the ABCA, the corporation has “articles” which set forth the name of the corporation and the amount and type of authorized capital and “by-laws” which govern the management of the company. The articles are filed with the Alberta Registrar and the by-laws are maintained with the corporation’s registered and records office.

If Shareholders approve the Continuance, the Corporation will continue to have an authorized capital consisting of an unlimited number of Class “A” Common Shares and Class “B” Common Shares.

(b)	Amendment to Charter Documents

Under the OBCA, a corporation may amend its articles by special resolution which requires approval by not less than two-thirds of the votes cast by shareholders entitled to vote thereon. Fundamental changes to a corporation’s articles, such as an alteration of the restrictions, if any, on the business carried on by the company, a change in the name of the corporation or an increase or reduction of the authorized capital of the company, requires approval by special resolution. Other fundamental changes such as an alteration of the special rights and restrictions attached to issued shares or an amalgamation or continuation of a corporation out of the jurisdiction also requires approval by special resolution of the holders of shares of each class entitled to vote thereon. The ABCA has substantially the same requirements.

(c)	Sale of the Corporation’s Undertaking

Under the OBCA, a sale, lease, or exchange of all or substantially all the property of a corporation other than in the ordinary course of business of the corporation requires the approval of not less than two-thirds the shareholders entitled to vote thereon. A notice of a meeting of shareholders shall be sent to each shareholder entitled to vote at the meeting and shall include the time and place of the meeting, a summary of the agreement of the sale, lease or exchange, and state that a dissenting shareholder is entitled to be paid the fair value of their shares, although failure to make this statement does not invalidate the sale, lease, or exchange. Each share of the corporation carries the right to vote whether or not it otherwise carries the right to vote, and where a class or series is affected by the sale, lease or exchange in a manner different from another class or series, the holders of shares of that class or series are entitled to vote separately as a class or series. The ABCA has substantially the same requirements.

(d)	Rights of Dissent and Appraisal

In accordance with section 185 of the OBCA, shareholders, of any class of shares have the right to dissent to certain actions being taken by a corporation and to be paid the fair value of the shares in respect of which the shareholder dissents. The dissent right is applicable where the corporation proposes to:

a)	amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares or a class or series of the shares of the corporation;
b)	amend its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;
c)	amalgamate other than pursuant to a short-form amalgamation;
d)	continue under the laws of another jurisdiction;
e)	sell, lease or exchange all or substantially all of its property; or
f)	amend its articles to vary the rights of holders of shares of a class or series pursuant to section 170.

In accordance with section 191 of the ABCA shareholders of any class of shares have the right to dissent to certain actions being taken by a corporation and to be paid the fair value of the shares in respect of which the shareholder dissents. The dissent right is applicable where the corporation proposes to:

a)	amend its articles to add, change or remove any provisions restricting or constraining the issue or transfer of shares;
b)	amend its articles to add, change or remove any restriction on the business that the corporation may carry on;
c)	amend its articles to add or remove an express statement establishing the unlimited liability of shareholders;
d)	amalgamate other than pursuant to a short form amalgamation;
e)	continue under the laws of another jurisdiction;
f)	sell, lease or exchange all or substantially all of its property; or
g)	amend its articles to vary the rights of holders of shares of a class or series pursuant to section 176 of the ABCA.

A summary of the procedure for exercising the right to dissent pursuant to the ABCA is described in further detail under the heading ‘Dissent Rights”. The description of the dissent rights is not a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of such shareholder's shares and is qualified in its entirety by the reference to the full text of section 191 of the ABCA.

Although the procedure for dissenting under the OBCA is not the same as the ABCA, the holders of shares have a similar right to dissent. Each shareholder is entitled to dissent and to be paid the fair value of such shareholder’s shares if the shareholder objects to the matter and the matter becomes effective. A shareholder may dissent only with respect to all of the shares held by the shareholder on behalf of any one beneficial owner and registered in the dissenting shareholder’s name. In order to dissent, a shareholder must send to the company, on or before the date of the meeting, a written objection (an “Objection Notice”) to the matter in respect of which the shareholder proposes to dissent.

A vote against the matter or an abstention in respect thereof does not constitute such an Objection Notice, but a shareholder who delivers an Objection Notice need not attend the meeting and vote his shares against the matter in order to dissent in respect of the matter. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote in favour of the matter does not constitute an Objection Notice but any such proxy granted by a shareholder who delivers an Objection Notice should be validly revoked. Within ten days following the date of the meeting, the corporation must deliver to each shareholder who has filed an Objection Notice in respect of the resolution passed at the applicable meeting (except a shareholder who voted for the matter or has withdrawn his Objection Notice) at the address specified for such purpose in the Objection Notice, a notice stating that the resolution authorizing the matter has been adopted.

(e)	Oppression Remedies

Under section 248 of the OBCA, a shareholder, former shareholder, director, former director, officer, or former officer of a corporation or any of its affiliates, any other person who, in the discretion of the Court, is a proper person to seek an oppression remedy, or in the case of an offering corporation, the Commission, may apply to Court for an order to rectify the matters complained of where in respect of a corporation or any of its affiliates, any act or omission of the corporation or its affiliates effects a result, the business or affairs of the corporation or any of its affiliates are carried on or conducted in a manner or the powers of the directors of the corporation or its affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to, or that unfairly disregards the interests of, any security holder, creditor, director or officer. The oppression remedy under the ABCA is similar to the remedy found in the OBCA, with the exception that creditors are expressly authorized to seek an oppression remedy if in the discretion of the Court the creditor is a proper person to make an application.

(f)	Derivative Actions

Under the OBCA, a shareholder, former shareholder, director, former director, officer, former officer of a corporation or any of its affiliates, or any other person who, in the discretion of the Court, is a proper person to seek leave to bring a derivative action, may apply to the Court for an order to grant such leave if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action and it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. The complainant must give reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court for leave to pursue a derivative action and must be acting in good faith, provided that a complainant is not required to give such notice if all the directors of the corporation or its subsidiary are defendants in the action.

The ABCA is substantially similar however the right to bring a derivative action under the ABCA extends to creditors, who may bring forward an action in the name and on behalf of a corporation or any of its subsidiaries or intervene in an action to which a corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or subsidiary.

(g)	Requisition of Meetings

The OBCA provides that one or more shareholders of a corporation holding at least five percent of the issued voting shares of the corporation may give notice to the directors requiring them to call and hold a meeting of shareholders. The requisition shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the corporation. On receiving the requisition, the directors shall call a meeting of shareholders to transact the business stated in the requisition, unless a record date has been fixed and notice has been given thereof, or the directors have called a meeting of shareholders and given notice thereof, or the business of the meeting as stated in the requisition include matters exempted by the OBCA. If the directors do not, within 21 days after receiving the requisition, call a meeting, any registered holder or beneficial owner of shares who signed the requisition may call the meeting. The ABCA has substantially the same requirements.

(h)	Place of Meetings

Under the OBCA, subject to the articles and any unanimous shareholder agreement, shareholder meetings can be held in or outside Ontario as the directors determine.

Under the ABCA shareholders meetings must be held at the place within the Province of Alberta provided in the by-laws or, in the absence of such provision, at the place within the Province of Alberta that the directors determine. However, if all the shareholders entitled to vote at that meeting so agree, or if the articles so provide, meetings of shareholders may be held outside of the Province of Alberta at one or more places specified in the articles.

(i)	Notice of Meeting and Information Circular

Under the OBCA, a non-offering corporation must send a notice of the time and place of a meeting of shareholders not less than ten days, but not more than 50 days, before the meeting. A management information circular is not required in connection with a shareholder meeting for a non-offering corporation pursuant to the OBCA.

Under the OBCA, an offering corporation must send a notice of the time and place of a meeting of shareholders not less than 21 days and, in the case of any other corporation not less than ten days, but in either case not more than 50 days, before the meeting. Such notice must be accompanied by a form of proxy and an information circular containing prescribed information regarding the matters to be dealt with at, and the conduct of the general meeting is now governed by securities legislation and is not governed by the ABCA.

(j)	Board Composition

The OBCA provides that a corporation that is not an offering corporation shall have a minimum of one director. Effective April 30, 2021, there is no longer a Canadian residency requirement for directors under the OBCA.

The ABCA provides that a non-distributing corporation shall have one or more directors. As under the OBCA, there is no longer a Canadian residency requirement for directors under the ABCA\.

(k)	Indemnification

The OBCA allows a corporation to indemnify a director or former director or officer or former officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual in respect of any civil, criminal or administrative investigation or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided he acted honestly and in good faith with a view to the best interests of the corporation and it is a case where the action is or was substantially successful on the merits of his defense of the action or proceeding against him in his capacity as a director or officer. The ABCA also provides a similar right.

Dissent Rights

Registered Shareholders (as defined below) have the right to dissent to the Continuance Resolution pursuant to Section 191 of the ABCA. This summary is expressly subject to Section 191 of the ABCA, the text of which is reproduced in its entirety in Schedule “C” attached hereto. The Corporation is not required to notify, and will not notify, Shareholders of the time periods within which action must be taken in order for a Shareholder to perfect his or her dissent rights. It is recommended that any Shareholder wishing to avail himself or herself of his or her dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 191 of the ABCA may prejudice any such rights.

A “Registered Shareholder” is a shareholder whose shares are registered in his or her name on the shareholder register. If a Shareholder holds his or her shares through an investment dealer, broker or market intermediary, he or she will not be a Registered Shareholder as such shares will be registered in the name of such investment dealer, broker or market intermediary. Any holder of shares who wishes to invoke his or her dissent rights should register his or her shares in his or her name or arrange for the Registered Shareholder to dissent. Any holder of shares who wishes to invoke his or her dissent rights is urged to consult with his or her legal or investment advisor to determine whether they are Registered Shareholders and to be advised of the strict provisions of Section 191 of the ABCA. Any Shareholder who wishes to register his or her shares in his or her own name is urged to consult with his or her legal or investment advisor or the Corporation.

In the event that the Continuance Resolution is adopted and becomes effective, any Shareholder who dissents in respect of the Continuance Resolution in compliance with Section 191 of the ABCA (a “Dissenting Shareholder”) will be entitled to be paid by the Corporation a sum representing the fair value of his or her shares.

A Dissenting Shareholder must send to the Corporation, preferably by email at dan.legault@antibethera.com, at or before the Meeting, a written objection to the Continuance Resolution (a “Dissent Notice”). A vote against the Continuance Resolution does not constitute a Dissent Notice. The ABCA does not provide for partial dissent and, accordingly, a Shareholder may only dissent with respect to all of the shares held by him or her or on behalf of any one beneficial owner whose shares are registered in his or her name. An application by the Corporation or by a Shareholder if he or she has sent a Dissent Notice as described above may be made to the Court of Queen's Bench of Alberta (the “Court”) by originating notice, after the adoption of the Continuance Resolution to fix the fair value of the Shares held by the Dissenting Shareholder. The fair value is to be determined as of the close of business on the last business day before the date on which the Continuance Resolution was adopted. If an application is made to the Court, the Corporation shall, unless the Court otherwise orders, send to each Dissenting Shareholder, at least ten days before the date on which the application is returnable if the Corporation is the applicant or within ten days after the Corporation is served with a copy of the originating notice if the Dissenting Shareholder is the applicant, a written offer to pay an amount considered by the Board of Directors to be the fair value of the Shares. Every such offer is to be made on the same terms and is to contain or be accompanied by a statement showing how the fair value was determined.

Upon the occurrence of the earliest of: (i) the effective date of the Continuance, (ii) the making of an agreement between the Corporation and the Dissenting Shareholder as to the payment to be made by the Corporation for the dissenting Shares, or (iii) a pronouncement of the Court fixing the fair value of the Shares, a Dissenting Shareholder ceases to have any rights as a Shareholder of the Corporation other than the right to be paid the fair value of his or her shares in the amount agreed to between the Corporation and the Dissenting Shareholder or in the amount fixed by the Court, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw his or her Dissent notice or the Corporation may rescind the Continuance Resolution and in either event, the dissent and appraisal proceedings in respect of such Dissenting Shareholder will be discontinued.

Dissenting Shareholders will not have any right other than those granted under the ABCA to have their Shares appraised or to receive the fair value thereof.

Shareholder Approval

To be effective, the Continuation Resolution must be passed at the Meeting by not less than two-thirds of the votes cast at the Meeting by each class of shares, voting separately. PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE CONTINUANCE RESOLUTION UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE VOTED AGAINST THE CONTINUANCE RESOLUTION.

Recommendation of the Board

The Board unanimously recommends that Shareholders vote “FOR” the Continuance Resolution as set out on Schedule “A”.

2.	Amalgamation with subsidiary of Antibe Therapeutics Inc.

At the Meeting, Shareholders will be asked to vote to approve the Amalgamation Resolution, substantially in the form as found in Schedule “A” attached hereto, authorizing the Amalgamation of the Corporation with Subco pursuant to the Merger Agreement. The Corporation will enter into an amalgamation agreement with Subco in order to effect the amalgamation (“Amalgamation Agreement”). A summary of the terms of the Amalgamation Agreement to be entered into between the Corporation and Subco is attached as Schedule “E” hereto.

If approved, the Corporation will file articles of amalgamation to effect the Amalgamation. The Corporation intends to complete the Continuance of the Corporation from Alberta to Ontario in advance of filing articles of amalgamation to effect the Amalgamation. Consequently, the Amalgamation will be completed under the OBCA.

The Corporation intends to enter into a Merger Agreement with Therapeutics in respect of a proposed acquisition whereby Therapeutics will acquire all of the issued and outstanding shares of the Corporation by way of a “three-cornered” amalgamation, pursuant to which the businesses of the Corporation and Therapeutics would combine to form an entity to be named “Antibe Therapeutics Inc.” (the “Transaction”).

Pursuant to the Transaction, and in accordance with the terms of the Merger Agreement, Therapeutics will acquire all the issued and outstanding shares of the Corporation based on an exchange ratio of 0.2581 of a Therapeutics Share for each issued and outstanding Class A common share and Class B common share of Holdings (collectively the “Holdings Shares”), subject to rounding to eliminate fractions. As there are currently 22,556,774 Holdings Shares outstanding, an aggregate of approximately 5,821,907 Therapeutics Shares will be issued to current Shareholders pursuant to the Transaction. The Corporation has also entered into an agreement with AVAC Ltd. (“AVAC”), which provided funding to the Corporation in the amount of $300,000 in 2008 in exchange for the right to receive royalty payments on future revenues received by the Corporation to a maximum of $900,000, to terminate the 2008 investment agreement between the parties in exchange for a cash payment to AVAC of $284,000 and the issuance of Class B common shares of the Corporation with a value of $216,000. This will result in the Corporation issuing approximately 200,000 additional Class B common shares to AVAC prior to completion of the Transaction.

The Transaction is subject to the receipt by each of the Corporation and Therapeutics of all necessary board, shareholder and regulatory approvals necessary or desirable in connection with the Transaction. Completion of the Transaction is conditional upon:

(i)	absence of material adverse events and changes affecting Therapeutics and the Corporation;
(ii)	receipt of all required consents and approvals for the Transaction, including from the directors and shareholders of Therapeutics and the Corporation, and the TSX;
(iii)	receipt by Therapeutics of lock-up agreements signed by each insider of the Corporation with respect to the Therapeutics Shares to be received by each insider upon completion of the Amalgamation;
(iv)	receipt of all third-party consents deemed necessary for the continuation of the Corporation’s business;
(v)	Therapeutics not being in default of the requirements of the TSX and any securities commission, and no order having been issued preventing the Transaction or the trading of any securities of Therapeutics;
(vi)	the absence of legal or regulatory action or proceeding \pending or threatened by any person to enjoin, restrict or prohibit the Transaction or the right of Therapeutics and the Corporation to conduct, expand, and develop their business; and
(vii)	no dissent rights having been exercised with respect to Holdings Shares in more than a number acceptable to Therapeutics in its sole discretion.

It is a condition to the completion of the Transaction that the Amalgamation be approved at the Meeting. The Board recommends that Shareholders approve the proposed Amalgamation.

Procedure for Exchange of Holdings Shares

Subject to the provisions of the Amalgamation Agreement, following the completion of the Amalgamation, Therapeutics will issue Therapeutics Shares to former holders of Holdings Shares. Such Holdings Shareholders will be entitled to receive delivery of certificates representing Therapeutics Shares to which they are entitled pursuant to the Amalgamation.

To facilitate the foregoing, the replacement of Holdings’ Share certificates will be completed by the “push out” method. More particularly, Holdings’ Shareholders will not be required to return the certificates representing Holdings Shares held by them. Holdings’ Shareholders shall receive Therapeutics Shares, at the addresses of Holdings’ Shareholders specified in the books and records of Holdings immediately prior to the Amalgamation. Immediately following the Amalgamation, all certificates representing Holdings Shares being exchanged under the Amalgamation, other than those held by Dissenting Shareholders (as defined below) that have validly exercised their right to dissent with respect to the Amalgamation, will represent only the right to receive Therapeutics Shares to which the former Holdings’ Shareholders are entitled to receive pursuant to the Amalgamation Agreement.

After the Amalgamation, the certificates representing former Holdings Shares held by Dissenting Shareholders that have validly exercised their right to dissent with respect to the Amalgamation will represent only the right to receive payment for the value of such securities, which such Dissenting Shareholders are entitled to receive in accordance with the OBCA. See “Dissent Rights” below.

Fractional Shares

No fractional Therapeutics Shares will be issued. In the event that a holder of Holdings Shares would otherwise be entitled to a fractional Therapeutics Share pursuant to the Amalgamation, the number of Therapeutics Shares issued to such holder of Holdings Shares will be rounded up to the next greater whole number of Therapeutics Shares if the fractional entitlement is equal to or greater than 0.5 and will, without any additional compensation, be rounded down to the next lesser whole number of Therapeutics Shares if the fractional entitlement is less than 0.5. In calculating such entitlement to Therapeutics Shares, all Holdings Shares registered in the name of or beneficially held by a Holdings’ Shareholder or their nominee shall be aggregated.

Dissent Rights

Registered Shareholders (as defined above) have the right to dissent to the Amalgamation Resolution pursuant to Section 185 of the OBCA. This summary is expressly subject to Section 185 of the OBCA, the text of which is reproduced in its entirety in Schedule D” attached hereto. The Corporation is not required to notify, and will not notify, Shareholders of the time periods within which action must be taken in order for a Shareholder to perfect his or her dissent rights. It is recommended that any Shareholder wishing to avail himself or herself of his or her dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 185 of the OBCA may prejudice any such rights.

In the event that the Amalgamation Resolution is adopted and becomes effective, any Shareholder who dissents in respect of the Amalgamation Resolution in compliance with Section 185 of the OBCA (a “Amalgamation Dissenting Shareholder”) will be entitled to be paid by the Corporation a sum representing the fair value of his or her shares.

An Amalgamation Dissenting Shareholder must send to the Corporation, preferably by email at dan.legault@antibethera.com, at or before the Meeting, a written objection to the Amalgamation Resolution (an “Amalgamation Dissent Notice”). A vote against the Amalgamation Resolution does not constitute an Amalgamation Dissent Notice. The OBCA does not provide for partial dissent and, accordingly, a Shareholder may only dissent with respect to all of the shares held by him or her or on behalf of any one beneficial owner whose shares are registered in his or her name.

The exercise of Dissent Rights under the OBCA does not deprive a Registered Shareholder of the right to vote at the Meeting. However, a Shareholder is not entitled to exercise Dissent Rights in respect of the Amalgamation Resolution if such holder votes any of the Shares beneficially held by such holder in favour of the Amalgamation Resolution. The execution or exercise of a proxy against the Amalgamation Resolution does not constitute a written objection for purposes of the right to dissent under Section 185 of the OBCA.

An Amalgamation Dissenting Shareholder is required to send an Amalgamation Dissent Notice to the Corporation prior to the Meeting. Within ten days after the Amalgamation Resolution is approved by the Shareholders, the Corporation must send to each Amalgamation Dissenting Shareholder a notice that the Amalgamation Resolution has been adopted, setting out the rights of the Amalgamation Dissenting Shareholder and the procedures to be followed on exercise of those rights. The Amalgamation Dissenting Shareholder is then required, within 20 days after receipt of such notice (or if such Shareholder does not receive such notice, within 20 days after learning of the adoption of the Amalgamation Resolution), to send to the Corporation a written notice containing the Amalgamation Dissenting Shareholder’s name and address, the number of Shares in respect of which the Amalgamation Dissenting Shareholder dissents and a demand for payment of the fair value of such Shares and, within 30 days after sending such written notice, to send to the Corporation or its transfer agent the appropriate share certificate or certificates representing the Shares in respect of which the Amalgamation Dissenting Shareholder has exercised Dissent Rights. An Amalgamation Dissenting Shareholder who fails to send to the Corporation within the required periods of time the required notices or the certificates representing the Shares in respect of which the Amalgamation Dissenting Shareholder has dissented may forfeit its Dissent Rights under Section 185 of the OBCA.

If the matters provided for in the Amalgamation Resolution become effective, then the Corporation will be required to send, not later than the seventh day after the later of (i) the effective date of the Amalgamation (the “Effective Date”), and (ii) the day the demand for payment is received, to each Amalgamation Dissenting Shareholder whose demand for payment has been received, a written offer to pay for the Shares of such Amalgamation Dissenting Shareholder in such amount as the directors of the Corporation consider to be the fair value thereof accompanied by a statement showing how the fair value was determined unless there are reasonable grounds for believing that the Corporation is, or after the payment would be, unable to pay its liabilities as they become due or the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities. The Corporation must pay for the Shares of an Amalgamation Dissenting Shareholder within ten days after an offer made as described above has been accepted by an Amalgamation Dissenting Shareholder, but any such offer lapses if the Corporation does not receive an acceptance thereof within 30 days after such offer has been made.

If such offer is not made or accepted within 50 days after the Effective Date, the Corporation may apply to a court of competent jurisdiction to fix the fair value of such Shares. There is no obligation of the Corporation to apply to the court. If the Corporation fails to make such an application, an Amalgamation Dissenting Shareholder has the right to so apply within a further 20 days.

Amalgamation Dissenting Shareholders will not have any right other than those granted under the OBCA to have their Shares appraised or to receive the fair value thereof.

Shareholder Approval

To be effective, the Amalgamation Resolution must be passed at the Meeting by not less than two-thirds of the votes cast at the Meeting by each class of shares, voting separately. PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE Amalgamation RESOLUTION UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE VOTED AGAINST THE Amalgamation RESOLUTION.

Recommendation of the Board

The Board unanimously recommends that shareholders vote “FOR” the Amalgamation Resolution as set out on Schedule “A”.

INFORMATION CONCERNING ANTIBE HOLDINGS INC.

Description of Business and Three-Year History

The Corporation was incorporated on March 8, 2004 under the ABCA. The Corporation’s business office is located at 15 Prince Arthur Avenue, Toronto, Ontario, M5R 1B2. The Corporation’s registered office is located at 2912 Memorial Drive S.E., Suite 300, Calgary, Alberta, T2A 6R1.

Over the past three years, the Corporation’s principal business has been to serve as a holding company for its main assets, being the license agreement it has with Therapeutics, whereby Therapeutics has licensed the Holdings-developed NSAIDs for human use. The license entitles Holdings to receive 15% of any royalties that Therapeutics receives if Therapeutics partners with/ sub-licenses to another entity. Until recently, the Corporation also held a number of shares in Therapeutics, but these were disposed of in the first quarter of 2021 through sales into the market and through the Corporation’s recent return of capital transactions, which were approved by shareholders held on January 5, 2021.

Directors and Executive Officers

As of the date hereof, the directors of the Corporation are John L. Wallace, Daniel Legault, Andre G. Buret, Louis J. Ignarro, Daniel K. Podolsky and George Jackowski. The Corporation’s executive officers include Daniel Legault as Chief Executive Officer; John L. Wallace as President, Alain Wilson as Chief Financial Officer, Andre Buret as Vice President, and Scott Curtis as Secretary and Treasurer. Additional information about the directors and officers of the Corporation are summarized in the chart below.

Name and Residence	Position	Present Principal Occupation, Business or Employment	Year Became Director	Number of Shares Owned	Number of Convertible Securities Owned
Daniel Legault Toronto, Ontario, Canada	Chief Executive Officer and Director	Chief Executive Officer of the Corporation and President and CEO of Antibe Therapeutics Inc.	2005	2,330,500 Class B Shares[1]	0
John L. Wallace Toronto, Ontario, Canada	President and Director	Chief Scientific Officer of Antibe Therapeutics Inc.	2004	5,798,649 Class B Shares	0
Alain Wilson Toronto, Ontario, Canada	Chief Financial Officer	Chief Financial Officer of the Corporation and CFO of Antibe Therapeutics Inc.	N/A	0	0
Andre G. Buret Calgary, Alberta, Canada	Vice President and Director	Professor, Department of Biological Sciences, Faculty of Science University of Calgary, Calgary, Alberta	2004	758,800 Class B Shares	0
Louis J. Ignarro Beverly Hills, California, USA	Director	Professor Emeritus, Molecular & Medical Pharmacology, University of California, Los Angeles, California	2004	438,800 Class A Shares	0
Daniel K. Podolsky Dallas, Texas, USA	Director	President, University of Texas Southwestern Medical Center at Dallas, Texas	2004	438,800 Class A Shares	0
George Jackowski Kettley, Ontario, Canada	Director	Co-founder and Chief Scientific Officer of Pivotal Therapeutics Inc.	2005	438,800 Class A Shares	0
Scott Curtis[2] Toronto, Ontario, Canada	Secretary and Treasurer	Secretary and Treasurer of the Corporation and Executive VP of Antibe Therapeutics Inc.	N/A	0	0

1 20,000 Class B Shares are held by Schmed Enterprises Inc., a company wholly owned and directed by Mr. Legault.

2 Prior to April 26, 2021, Michael Bumby held the role of Secretary and Treasurer.

Corporate Cease Trade Orders

Except as disclosed below, none of the directors and officers of the Corporation is, as at the date hereof, or has been within the ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Corporation) that, while that person was acting in that capacity, was subject to:

(a)	a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty consecutive days; or

(b)	an event that resulted, after the director or officer ceased to be a director, chief executive officer or chief financial officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty consecutive days.

Mr. George Jackowski is a director of Pivotal Therapeutics Inc., which was subject to a cease trade order in effect for a period of more than thirty consecutive days in 2016.

Penalties or Sanctions

No director or officer or personal holding company of a director or officer is, or has been, subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding to vote for a director or officer.

Bankruptcies

Other than as set forth below, no director or officer or personal holding company of a director or officer, as applicable:

(a)	is, as at the date hereof, or has been within the ten years before the date hereof, a director or executive officer of any company (including the Corporation) that, while such person was acting in that capacity, or within a year of such person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)	has, within the ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or such company’s assets.

Committees of the Board of Directors

The Board of Holdings currently has no committees, except for the Independent Committee formed in connection with the Transaction. The Independent Committee is comprised of two directors, George Jackowski (Chair) and Andre Buret.

Indebtedness of Directors and Executive Officers

As of the date hereof or at any time within thirty days prior to the date hereof, no executive officer, director, employee, or former executive officer, director or employee of the Corporation is or was indebted in respect of any purchase of securities or otherwise to the Corporation or to any other entity for which the indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

Interest of Informed Persons in Material Transactions

Except as described herein, the management of the Corporation is not aware of any material interest, direct or indirect, of any informed person of the Corporation or any director of the Corporation, or any associate or affiliate of any such person in any transaction since the commencement of the Corporation’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Corporation or any of its subsidiaries.

Insiders of Therapeutics hold approximately 43.42% of the voting rights to the outstanding Holdings Shares.

Management Contracts

There are no management functions of the Corporation performed to any substantial degree other than by executive officers of the Corporation, as described herein.

Materials Contracts

The following is a list of all material contracts to which the Corporation is a party to:

a)	The Corporation’s license agreement with Therapeutics dated December 22, 2009; and
b)	The Merger Agreement.

Financial Statements

The audited consolidated financial statements of Holdings as at and for the years ended March 31, 2020, 2019 and 2018, the notes thereto, together with the report of the auditor thereon, may be found attached hereto at Schedule “F”.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of March 31, 2020, with respect to the Corporation’s equity compensation plans under which equity securities of the Corporation are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)(2)
Equity compensation plans approved by security holders	0	N/A	0
Equity compensation plans not approved by security holders	0	N/A	5,718,568
Total	0	-	5,718,568(1)(2)

Notes:

(1)       The Corporation’s stock option plan provides for the grant stock options for the purchase of up to 30% of the total issued and outstanding Shares.

(2)       As of the date hereof, there are no securities remaining available for future issuance under equity compensation plans.

INFORMATION CONCERNING ANTIBE THERAPEUTICS INC.

Upon completion of the Amalgamation, the Corporation will become a wholly-owned subsidiary of Therapeutics and all shareholders of the Corporation will become shareholders of Therapeutics. Therapeutics will continue to carry on its current business. There will be no change to the current directors and officers of Therapeutics in connection with the Amalgamation. For more information about Therapeutics, please refer to the following documents, filed by Therapeutics with securities commissions or similar regulatory authorities in in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, and Ontario, and which are specifically incorporated by reference into, and form an integral part of, this Circular:

(a)	the annual information form of Therapeutics dated July 23, 2020 for the year ended March 31, 2020;

(b)	the audited consolidated financial statements of Therapeutics as at and for the years ended March 31, 2020 and 2019 and, the notes thereto, together with the report of the auditor thereon;

(c)	management's discussion and analysis of Therapeutics for the fourth quarter and year ended March 31, 2020;

(d)	the management information circular dated July 9, 2020 with respect to the annual meeting of shareholders of Therapeutics held on August 20, 2020;

(e)	the unaudited condensed interim consolidated financial statements of Therapeutics as at and for the three and nine months ended December 31, 2020 and 2019;

(f)	management's discussion and analysis of Therapeutics for the three and nine months ended December 30, 2020;

(g)	Material change report dated December 2, 2020 respecting the Consolidation;

(h)	Material change report dated February 16, 2021 respecting Therapeutics's licensing deal for the Greater China region; and

(i)	Material change report dated February 25, 2021 respecting Therapeutics's completion of a public offering of securities.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Antibe Holdings Inc., at 15 Prince Arthur Ave., Toronto, ON M5R 1B2, telephone: (416) 922-3460, and are also available electronically at www.sedar.com.

All references to the number of Therapeutics's Shares, loss per share and other per Therapeutics Share amounts included in the financial statements of Therapeutics incorporated by reference in this information circular for periods ended prior to December 1, 2020 should be retrospectively adjusted for the ten for one Therapeutics Share consolidation that was effective December 1, 2020 (the “Consolidation”).

Any statement contained in this Circular or in any document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded, for purposes of this Circular, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Circular.

Any document of the type referred to above or similar material and any documents required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management's discussion and analysis relating thereto, or information circular or amendments thereto filed by Therapeutics with any securities commissions or similar regulatory authority in Canada after the date of this Circular and prior to the date of the shareholder meeting, will be deemed to be incorporated by reference in this Circular will automatically update and supersede information contained or incorporated by reference in this Circular. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to Therapeutics and readers should review all information contained in this Circular and the documents incorporated or deemed to be incorporated by reference herein and therein.

References to Therapeutics's website in any documents that are incorporated by reference into this Circular any such incorporation by reference.

Therapeutics has not provided or otherwise authorized any other person to provide shareholders with information other than as contained or incorporated by reference in this Circular. If a shareholder is provided with different or inconsistent information, he, she or it should not rely on it.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable in respect of the Amalgamation to beneficial owners of Holdings Shares who, for the purposes of the Income Tax Act (Canada) (the “Tax Act”) and at all relevant time: (i) hold their Holdings Shares and will hold their Therapeutics Shares as capital property, (ii) deal at arm’s length with Holdings and Therapeutics, and (iii) are not affiliated with Holdings or Therapeutics. A holder that meets all of the foregoing requirements is referred to in this summary as a “Holder”, and this summary only addresses such Holders. Holdings Shares and Therapeutics Shares generally will be considered capital property to a Holder for purposes of the Tax Act unless the Holder holds such securities in the course of carrying on a business of buying and selling securities or the Holder has acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act, (ii) that is a “specified financial institution” as defined in the Tax Act, (iii) an interest in which is a “tax shelter investment” as defined in the Tax Act, (iv) that is a taxpayer whose “functional currency” for the purposes of the Tax Act is the currency of a country other than Canada, (v) that has entered into, or will enter into, a “derivative forward agreement” as defined in the Tax Act with respect to the Holdings Shares or Therapeutics Shares, (vi) that will receive dividends on Therapeutics Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act), or (vii) who received Holdings Shares upon exercise of a stock option. Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”) and our understanding of the current administrative policies and assessing practices of the CRA. This summary also takes into account all specific proposals to amend the Tax Act and Regulations (the “Proposed Amendments”) announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and assumes that all Proposed Amendments will be enacted in the form proposed, although no assurance in this regard can be provided. This summary does not take into account or anticipate any other changes in law or administrative policies or assessing practice, whether by legislative, governmental, or judicial action or decision, nor does it take into account provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any holder of Holdings Shares, including a Holder as defined above. Accordingly, all such holders should consult their own tax advisers for advice as to the income tax consequences to them of the Amalgamation and the holding of Therapeutics Shares in their particular circumstances.

Holders Resident in Canada

The following portion of this summary is applicable to a Holder who, at all relevant times, is or is deemed to be resident in Canada for the purposes of the Tax Act (herein, a “Resident Holder”). Certain Resident Holders who might not otherwise be considered to own Holdings Shares or Therapeutics Shares as capital property may be entitled to have such shares and all other “Canadian securities”, as defined in the Tax Act, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders should consult with their own tax advisors regarding this election.

Exchange of Holdings Shares for Therapeutics Shares

A Resident Holder of Holdings Shares who, on the Amalgamation, receives Therapeutics Shares in consideration for the Holder’s Holdings Shares will be deemed to have disposed of the Holder’s Holdings Shares for proceeds of disposition equal to the Resident Holder’s adjusted cost base of those shares immediately before the Effective Time (as defined in the business combination agreement). Consequently, a Resident Holder will realize neither a capital gain nor a capital loss as a result of the Amalgamation. A Resident Holder will be deemed to have acquired the Therapeutics Shares at an aggregate cost equal to the proceeds of disposition of the Resident Holder’s Holdings Shares. If the Resident Holder owns any other Therapeutics Shares at the Effective Time, the cost of each Therapeutics Share owned by the Resident Holder immediately after the Effective Time will be determined by averaging the cost of the Therapeutics Shares acquired on the Amalgamation with the adjusted cost base of those other Therapeutics Shares.

Taxation of Dividends

In the case of a Resident Holder who is an individual, dividends received or deemed to be received on the Therapeutics Shares, if any, will be included in computing the individual’s income and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by Therapeutics as an “eligible dividend” in accordance with the Tax Act.

In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on the Therapeutics Shares will be included in computing the corporation’s income and will generally be deductible in computing its taxable income, subject to the limitations under the Tax Act. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations are urged to consult their own tax advisors having regard to their own circumstances. A “private corporation” or a “subject corporation” as defined in the Tax Act may be liable to pay a tax under Part IV of the Tax Act (which generally is refundable, subject to the detailed rules in the Tax Act) on dividends received or deemed to be received on Therapeutics Shares to the extent that such dividends are deductible in computing the corporation’s taxable income.

Dispositions of Therapeutics Shares

Generally, a Resident Holder that disposes or is deemed to dispose of Therapeutics Shares will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the aggregate of the Resident Holder’s adjusted cost base of those securities immediately before their disposition and any reasonable costs of the disposition. See “Taxation of Capital Gains and Losses” below for a general description of the tax treatment of capital gains and losses under the Tax Act.

Taxation of Capital Gains and Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year will be included in the Resident Holder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by the Resident Holder in a year must be deducted against taxable capital gains realized in the year. Any excess of allowable capital losses over taxable capital gains in a taxation year may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years, to the extent and in the circumstances specified in the Tax Act.

The amount of any capital loss arising on the disposition or deemed disposition of any Therapeutics Shares by a Resident Holder that is a corporation may be reduced by the amount of certain dividends received or deemed to have been received by it on such shares to the extent and under circumstances specified in the Tax Act. Similar rules may apply where the corporation is a member of a partnership or a beneficiary of a trust that owns such shares or where a trust or partnership of which the corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares. Affected Resident Holders should consult their own tax advisors in this regard.

Additional Refundable Tax

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including amounts in respect of net taxable capital gains, interest and dividends or deemed dividends not deductible in computing taxable income.

Minimum Tax on Individuals

Capital gains realized and dividends received or deemed to be received by individuals and certain trusts may give rise to minimum tax under the Tax Act.

Eligibility for Investment

Therapeutics Shares, will be qualified investments for trusts governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, registered disability savings plan, tax-free savings account, as those terms are defined in the Tax Act (collectively referred to as “Registered Plans”) or a deferred profit sharing plan (as defined in the Tax Act), provided that such shares are then listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX).

Notwithstanding the foregoing, the holder or subscriber of, or an annuitant under, a Registered Plan, as the case may be, (the “Controlling Individual”) will be subject to a penalty tax in respect of Therapeutics Shares held in the Registered Plan if such securities are a “prohibited investment” (as defined in the Tax Act) for the particular Registered

Plan. A Therapeutics Share generally will be a “prohibited investment” for a Registered Plan if the Controlling Individual does not deal at arm’s length with Therapeutics for the purposes of the Tax Act or the Controlling Individual has a “significant interest” (as defined in subsection 207.01(4) the Tax Act) in Therapeutics. Controlling Individuals should consult their own tax advisors as to whether the Therapeutics Shares will be a prohibited investment in their particular circumstances.

Dissenting Resident Holders

A Resident Holder of Holdings Shares who, as a result of exercising dissent rights, disposes of Holdings Shares to Therapeutics and receives a cash payment from Therapeutics in consideration for the Resident Holder’s Holdings Shares will be considered to have disposed of the Holdings Shares for proceeds of disposition equal to such cash payment (excluding interest). To the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of such dissenting Resident Holder’s Holdings Shares, the Resident Holder will realize a capital gain (or a capital loss) equal to the amount of such difference. See “Taxation of Capital Gains and Losses” above for a general description of the treatment of capital gains and losses under the Tax Act. Interest paid or payable to a dissenting Resident Holder must be included in computing the dissenting Resident Holder’s income.

Holders Not Resident in Canada

The following portion of this summary is applicable to a Holder who, for purposes of the Tax Act and at all relevant times: (i) is not, and is not deemed to be, resident in Canada for purposes of the Tax Act, and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, Holdings Shares or Therapeutics Shares in connection with carrying on a business in Canada (herein, a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere.

Exchange of Holdings Shares for Therapeutics Shares

The discussion above, under the headings “Holders Resident in Canada – Exchange of Holdings Shares for Therapeutics Shares”, also applies to Non-Resident Holders. If a Non-Resident Holder holds Holdings Shares as “taxable Canadian property” for purposes of the Tax Act (see discussion below under the heading “Dispositions of Therapeutics Shares”), the Therapeutics Shares received in consideration will be deemed to be “taxable Canadian property” of the Non-Resident Holder at any time that is within 60 months after the Effective Time.

Dividends on Therapeutics Shares

Dividends paid, deemed to be paid, or credited on Therapeutics Shares to a Non-Resident Holder will be subject to non-resident withholding tax under the Tax Act at a rate of 25% of the gross amount of the dividend unless the rate is reduced by an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “Canada-US Tax Treaty”), the withholding rate on any such dividend beneficially owned by a Non-Resident Holder that is a resident of the United States for purposes of the Canada-US Tax Treaty and entitled to the full benefits of such treaty is generally reduced to 15% (or 5% in the case of a company beneficially owning at least 10% of Therapeutics’ voting shares).

Dispositions of Therapeutics Shares

Any capital gain realized by a Non-Resident Holder on the disposition or deemed disposition of Therapeutics Shares will not be subject to tax under the Tax Act nor will capital losses arising therefrom be recognized under the Tax Act, unless: (a) such shares are or are deemed to be, “taxable Canadian property” of the Non-Resident Holder at the time of the disposition; and (b) the Non-Resident Holder is not entitled to an exemption from taxation in Canada on the disposition of such shares under the terms of an applicable income tax treaty or convention.

Provided that the Therapeutics Shares are then listed on a “designated stock exchange” for purposes of the Tax Act (which currently includes the TSX) at the time of disposition such securities generally will not constitute “taxable Canadian property” of a Non-Resident Holder at a particular time unless at any time during the 60-month period immediately preceding the disposition the following two conditions have been met concurrently: (a) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, one or more partnerships in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length holds a membership interest (either directly or indirectly through one or more partnerships) or the Non-Resident Holder together with all such persons, own 25% or more of the issued shares of any class or series of Therapeutics; and (b) more than 50% of the fair market value of such shares was derived directly or indirectly from one of any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), or an option in respect of, or interests in, or for civil law rights in, any such properties, whether or not such property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, a share could be deemed to be taxable Canadian property to a Non-Resident Holder. As noted above under “Holders Not Resident in Canada – Exchange of Holdings Shares for Therapeutics Shares”, if a Non-Resident Holder held Holdings Shares as “taxable Canadian property” for purposes of the Tax Act at the Effective Time, the Therapeutics Shares received in consideration will be deemed to be “taxable Canadian property” of the Non-Resident Holder at any time that is within 60 months after the Effective Time.

Even if a share is taxable Canadian property to a Non-Resident Holder at a particular time, such Non-Resident Holder may be exempt from tax on any capital gain realized on the disposition of such share by virtue of an applicable income tax treaty or convention to which Canada is a signatory. Non-Resident Holders should consult with their own tax advisors in this regard.

A disposition or deemed disposition of Therapeutics Shares by a Non-Resident Holder whose Therapeutics Shares are taxable Canadian property and who is not entitled to an exemption under an applicable income tax treaty or convention generally will be subject to the same Canadian tax consequences discussed above under the headings “Holders Resident in Canada” – “Dispositions of Therapeutics Shares” and “Taxation of Capital Gains and Losses”.

Non-Resident Holders who dispose of Therapeutics Shares that are or are deemed to be “taxable Canadian property” (as defined in the Tax Act) should consult their own tax advisors concerning the Canadian income tax consequences of the disposition and the potential requirement to file a Canadian income tax return depending on their particular circumstances.

Dissenting Non-Resident Holders

A Non-Resident Holder of Holdings Shares who, as a result of exercising dissent rights, disposes of Holdings Shares to Therapeutics and receives a cash payment from Therapeutics in consideration for the Non-Resident Holder’s Holdings Shares will be considered to have disposed of the Holdings Shares for proceeds of disposition equal to the amount received (less any interest awarded by a Court) and will generally be treated in the manner as described above under “Holders Not Resident in Canada – Dispositions of Therapeutics Shares”. A dissenting Non-Resident Holder will not be subject to non-resident withholding tax under the Tax Act on any amount of interest received.

OTHER BUSINESS

Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the proxy solicited hereby will be voted on such matters in accordance with the best judgement of the persons voting the proxy.

ADDITIONAL INFORMATION

Shareholders may obtain further information by contacting Daniel Legault, President, at the Corporation’s address: 15 Prince Arthur Avenue, Toronto, Ontario, M5R 1B2, or by telephone: (416) 473 4095, or by email: dan.legault@antibethera.com.

RELIANCE

The information concerning Therapeutics contained in this Circular has been provided by Therapeutics. Although the Corporation has no knowledge that would indicate that any of such information is untrue or incomplete, the Corporation does not assume any responsibility for the accuracy or completeness of such information or the failure by Therapeutics to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to the Corporation.

DIRECTORS’ APPROVAL

The contents of this Circular, and the delivery thereof to the shareholders of the Corporation, have been approved by the Board.

Toronto, May 7, 2021

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dan Legault
Dan Legault

SCHEDULE “A”

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF

ANTIBE HOLDINGS INC. (the “Corporation”)

CONTINUANCE

BE IT RESOLVED, AS A SPECIAL RESOLUTION OF SHAREHOLDERS, THAT:

1.	The Corporation be authorized to make application to the Registrar of Corporations of Alberta for the issuance of a consent to file Articles of Continuance with the Director of the Business Corporations Act (Ontario) (the “OBCA”) to continue the Corporation as if it had been incorporated under the OBCA, and to make application to the Registrar of Corporations of Alberta for the issuance of a Certificate of Discontinuance.

2.	The Corporation be authorized to file Articles of Continuance with the Director of the OBCA to continue the Corporation under the OBCA.

3.	Subject to such continuance and the issue of such Certificate of Discontinuance and without affecting the validity of the Corporation and existence of the Corporation by or under the Corporation’s articles and of any act done thereunder, the Corporation’s articles are hereby amended to make all changes necessary to conform to the requirements of the OBCA.

4.	Any one officer or director of the Corporation is authorized and directed to do and perform all things, including the execution of documents, which may be necessary or desirable to give effect to the foregoing resolution, the execution by such officer or director of any such document, or the doing of any such thing being conclusive evidence of such authorization.

5.	Notwithstanding that this special resolution has been duly passed by the Shareholders of the Corporation, the directors of the Corporation be, and they hereby are, authorized and empowered to revoke this special resolution at any time before it is acted on and to determine not to proceed with the continuance of the Corporation under the OBCA without further approval of the Shareholders of the Corporation.

AMALGAMATION

BE IT RESOLVED, AS A SPECIAL RESOLUTION OF SHAREHOLDERS, THAT:

1.	The amalgamation (the “Amalgamation”) of Antibe Holdings Inc. (“Holdings” or the “Corporation”) and a wholly-owned subsidiary (“Subco”) of Antibe Therapeutics Inc. (“Therapeutics”) under Section 174 of the Business Corporations Act (Ontario), pursuant to an amalgamation agreement (the “Amalgamation Agreement”) providing for and prescribing the terms and conditions of the Amalgamation, substantially in the form of the summary of the Amalgamation Agreement presented to the shareholders of the Corporation, be and is hereby authorized and approved.

2.	Any officer or director of the Corporation be and is hereby authorized and empowered, without further notice to or approval of the shareholders of Holdings, at any time prior to the filing of documents giving effect to the Amalgamation, to modify the terms of the Amalgamation to the extent permitted by law.

3.	Any one officer or director of the Corporation is authorized and directed to do and perform all things, including the execution of documents, which may be necessary or desirable to give effect to the foregoing resolution, the execution by such officer or director of any such document, or the doing of any such thing being conclusive evidence of such authorization.

4.	Notwithstanding that this special resolution has been duly passed by the Shareholders of the Corporation, the directors of the Corporation be, and they hereby are, authorized and empowered to revoke this special resolution at any time prior to the Amalgamation becoming effective and to determine not to proceed with the Amalgamation under the OBCA without further approval of the Shareholders of the Corporation.

SCHEDULE “B”

BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and affairs of

ANTIBE HOLDINGS INC.

(the "Corporation")

CONTENTS

One	Interpretation
Two	Directors
Three	Committees
Four	Officers
Five	Protection of Directors, Officers and Others
Six	Meetings of Shareholders
Seven	Securities
Eight	Dividends and Rights
Nine	Notices
Ten	Borrowing Powers of the Directors
Eleven	Business of the Corporation
Twelve	Paramountcy of Unanimous Shareholder Agreement

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE 1
INTERPRETATION

1.1              Definitions. In this by-law, unless the context otherwise requires:

(a)	"Act" means the Business Corporations Act (Ontario), and includes the regulations to it, and every other statute incorporated in it or amending it, or any statute substituted for it, and in the case of such substitution the reference in the by-laws of the Corporation to non-existing statutes shall be read as referring to the substituted provisions in the new statute;

(b)	"articles" means the articles of the Corporation;

(c)	"board" means the board of directors of the Corporation;

(d)	words and expressions defined in the Act shall have the same meaning when used in this by-law;

(e)	the singular shall include the plural and the plural shall include the singular; and

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(f)	the word "person" shall include individuals, firms and corporations, and the masculine gender shall include the feminine and neuter genders.

ARTICLE 2
DIRECTORS

2.1              Powers. Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the affairs and business of the Corporation. So long as a quorum of directors remains in office no vacancy or vacancies in the board shall affect the power of the continuing directors to act.

2.2              Number and Quorum. Subject to the articles, the board shall consist of such number of persons as are from time to time determined by special resolution or, if the special resolution empowers the board to determine the number, by resolution of the board.

If the number of directors is one or two, all of the directors constitute a quorum at a meeting of the board. If the number of directors is three, four or five directors, a majority of the directors constitute a quorum at a meeting of the board. Otherwise, such a quorum consists of the next whole number not less than two-fifths (2/5ths) of the number of directors. In this paragraph, the "number of directors" is either:

(a)	the number of directors specified in the articles; or

(b)	if a minimum and maximum number of directors is provided for in the articles, the number determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors, or if no such resolution has been passed, the number of directors named in the articles.

Subject to the limitations in the Act, the board may change the foregoing quorum requirements.

2.3              Qualification and Resident Canadians. No person shall be qualified for election as a director if he or she: (i) is less than eighteen years of age; (ii) has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court of Canada or elsewhere; (iii) is not an individual; (iv) has the status of a bankrupt or (v) is not qualified in accordance with the Act. A director need not be a shareholder. Subject to the Act, at least twenty-five per cent (25%) of the directors shall be resident Canadians provided that if the number of directors is less than four (4) at least one (1) director shall be a resident Canadian.

2.4              Election and Term of Office. Unless the articles or any unanimous shareholder agreement otherwise provides, the directors shall be elected yearly at the annual meeting of the shareholders and shall hold office until the annual meeting next following. The whole board shall be elected at each annual meeting and all the directors then in office shall retire, but, if qualified, shall be eligible for re-election. The election may be by a show of hands or by resolution of the shareholders unless a ballot be demanded by any shareholder. If after nomination there is no contest for election, the persons nominated may be elected by declaration of the chair to that effect. If an election of directors is not held at the proper time, the directors then in office shall continue in office until their successors are elected or appointed.

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2.5              Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders. In the absence of a quorum of the board, or if the vacancy has arisen from the failure of the shareholders to elect the number of directors required by the articles, or if the vacancy has resulted from an increase in the number of directors or in the maximum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such a meeting or if there are no such directors, then in office, any shareholder may call such meeting. A director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor.

2.6              Vacation of Office. A director ceases to hold office when: (i) the director dies; (ii) the director is removed from office by the shareholders; (iii) the director ceases to be qualified for election as a director; or (iv) the director's written resignation is received by the Corporation provided if a time subsequent to its date of receipt by the Corporation is specified in such written resignation the resignation shall become effective at the time so specified. Until the first meeting of shareholders, no director named in the articles shall be permitted to resign from office unless at the time the resignation is to become effective a successor is elected or appointed.

2.7              Removal of Directors. Subject to the provisions of the Act and any unanimous shareholder agreement, the shareholders may by resolution passed at an annual or special meeting remove any director before the expiration of the director's term of office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors pursuant to Section 2.5 of this by-law.

2.8              Place of Meetings. Meetings of the board may be held at any place within or outside Ontario. The board need not hold any meetings within Canada.

2.9              Calling of Meetings. Subject to any unanimous shareholder agreement, meetings of the board may be held at any time without formal notice being given if all the directors are present, or if a quorum is present and those directors who are absent signify their consent to the holding of the meeting in their absence. Any resolution passed, or proceeding had, or action taken at such meeting shall be as valid and effectual as if it had been passed at or had been taken at a meeting duly called and constituted.

Subject to the Act, no notice of a meeting of the board shall be necessary if the meeting is the first meeting of the board held immediately following a meeting of shareholders at which such board was elected or if the meeting of the board is a meeting which follows immediately upon a meeting of shareholders at which a director was appointed to fill a vacancy on the board, provided at any such meeting of the board a quorum of directors is present.

2.10          Notice of Meeting. The Chair, the President or a Vice-President who is a director or any two directors may at any time by notice call a meeting of the board. Such notice shall be given in the manner provided in Section 9.1 to each director not less than forty-eight (48) hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner and at any time waive notice of or otherwise consent to a meeting of the board. Attendance of a director at such a meeting is a waiver of notice of meeting except where the attendance is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

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2.11          Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting or the adjourned meeting preceding the applicable adjourned meeting, if the original meeting is adjourned on more than one occasion.

2.12          Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

2.13          Chair. Subject to Section 4.2 hereof, the chair of any meeting of the board shall be the President and, in the President's absence, a director who is a Vice-President present at the meeting. If no such officer is present, the directors present shall choose one of their number to be chair.

2.14          Voting at Meetings. Questions arising at any meeting of the board shall be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting, in addition to his or her original vote, shall not have a second or casting vote.

2.15          Resolution in Writing. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of the board, is as valid as if it had been passed at a meeting of the board or a committee of directors.

2.16          Meetings by Electronic Means. If all the directors present at or participating in a meeting consent, a meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

2.17          Interest of Directors and Officers in Contracts. Provided the applicable director or officer shall have complied with the applicable requirements of the Act in respect of disclosure of interest and otherwise, no director or officer shall be disqualified by his or her office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director's or officer's holding that office or of the fiduciary relationship thereby established.

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ARTICLE 3
COMMITTEES

3.1              Managing Director and Committee of Directors. The board may in its discretion appoint a managing director and such committees of the board as it deems appropriate, and delegate to such managing director and committees any of the powers of the board except those which the board is prohibited by the Act from delegating.

3.2              Transaction of Business. The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

3.3              Procedure. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

ARTICLE 4
OFFICERS

4.1              Appointment. Subject to the Act, this by-law, any other by-laws of the Corporation and any unanimous shareholder agreement:

(a)	the board may designate the offices of the Corporation, appoint officers, specify their duties and delegate to them powers to manage the business and affairs of the Corporation;

(b)	a director may be appointed to any office of the Corporation; and

(c)	two or more offices of the Corporation may be held by the same person.

4.2              Chair of the Board. The directors may from time to time appoint a Chair of the board who shall be a director. If appointed, the board may assign to the Chair any of the powers and duties that are by any provisions of this by-law assigned to the President, and the Chair shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. The Chair of the board shall act as chair of all directors and shareholders meetings at which the Chair is present. During the absence or disability of the Chair of the board, the Chair's duties shall be performed and his powers exercised by the managing director, if any, or by the President.

4.3              The President. The President shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall be charged with the general supervision of the business and affairs of the Corporation. The President shall be ex officio a member of all standing committees and, if no Chair of the board has been appointed, or if appointed is not present, chair of all meetings of shareholders and of all meetings of directors of the Corporation, if a director. The President shall perform all duties incident to such office and shall have such other powers and duties as may from time to time be assigned by the board.

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4.4              Vice-President. During the absence or disability of the President, the President's duties may be performed and the President's powers may be exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority (as determined by the board), save that no Vice-President shall preside at a meeting of the board or at a meeting of shareholders who is not qualified to attend the meeting as a director or shareholder, as the case may be. If a Vice-President exercises any such duty or power, the absence or disability of the President shall be presumed with reference thereto. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to the Vice-President or as the board may prescribe.

4.5              Secretary. The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees provided that the validity of any notice shall not be affected by reason only of the fact that it is sent by some person other than the Secretary. The Secretary shall attend all meetings of the board and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings. The Secretary shall perform such other duties as may from time to time be prescribed by the board.

4.6              Treasurer. The Treasurer shall keep or cause to be kept proper books of account and accounting records with respect to all financial and other transactions of the Corporation and, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The Treasurer shall render to the board at the meetings thereof, or whenever required of the Treasurer, an account of all his or her transactions as Treasurer and of the financial position of the Corporation and the Treasurer shall perform such other duties as may from time to time be prescribed by the board.

4.7              Assistant-Secretary and Assistant-Treasurer. The Assistant-Secretary and the Assistant-Treasurer or, if more than one, the Assistant-Secretaries and the Assistant-Treasurers, shall respectively perform all the duties of the Secretary and Treasurer in the absence or disability of the Secretary or Treasurer, as the case may be. The Assistant-Secretary and the Assistant-Treasurer shall also have such powers and duties as may from time to time be assigned to them by the board.

4.8              Power and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

4.9              Duties may be Delegated. In case of the absence or inability to act of the President, a Vice-President or any other officer of the Corporation or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

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4.10          Remuneration and Removal. The board may determine the remuneration to be paid to the directors, officers, agents and employees of the Corporation. Any officer, agent or employee of the Corporation may receive such remuneration as may be determined notwithstanding the fact that he or she is a director or shareholder of the Corporation. The board may award special remuneration to any officer of the Corporation undertaking any special work or service for, or undertaking any special mission on behalf of the Corporation other than routine work ordinarily required of such office. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a corporation which is employed by or performs services for the Corporation, the fact of his or her being a director or officer of the Corporation shall not disentitle such director or officer or such firm or corporation, as the case may be, from receiving proper remuneration for such services. All officers, in the absence of written agreement to the contrary, shall be subject to removal by the board at any time with or without cause. Until such removal each officer shall hold office until his or her successor is elected or appointed or until his or her earlier resignation.

4.11          Agents and Attorneys. The board shall have power to appoint, from time to time, agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

4.12          Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe, but no director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

ARTICLE 5
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

5.1              Protection of Directors and Officers. Except as otherwise specifically provided in the Act, no director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects of the Corporation shall be deposited, or for any loss, conversion, misapplication or misappropriation of or damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any loss occasioned by any error of judgment or oversight on his or her part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her office or in relation thereto, unless the same shall happen by failure to exercise the powers and to discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

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Subject to the foregoing, the directors may rely upon the accuracy of any statement or report prepared by the Corporation's auditors or accountants and shall not be responsible or held liable for any loss or damage resulting from the payment of any dividends or otherwise acting upon such statement or report.

The board is hereby authorized to cause the Corporation to give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Corporation and to secure such director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the Corporation by way of security. Any action from time to time taken by the board under this paragraph shall not require approval or confirmation by the shareholders.

5.2              Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify each past, present and future director and officer of the Corporation, and each individual who is now or may hereafter be, acting or have heretofore acted, at the Corporation's request, as a director or officer or in a similar capacity of another entity and his or her heirs and legal representatives (each an "Indemnified Person"), against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the Corporation or entity, if:

(a)	the Indemnified Person acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the Indemnified Person acted as a director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that his or her conduct was lawful.

Subject to the limitations contained in the Act, if any, the Corporation may advance money to each Indemnified Person for the costs, charges and expenses of a proceeding referred to above, provided that the Indemnified Person shall repay the money if he or she did not fulfill the conditions in paragraph (a) above.

5.3              Additional Circumstances. The Corporation shall also indemnify Indemnified Persons in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

5.4              Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of each Indemnified Person against any liability incurred by the Indemnified Person in his or her capacity as a director or officer of the Corporation, or in his or her capacity as a director or officer, or a similar capacity, of any other entity, if he or she acts or acted in that capacity at the Corporation's request, as the board may determine.

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ARTICLE 6
MEETINGS OF SHAREHOLDERS

6.1              Annual Meeting. Subject to the articles and any unanimous shareholder agreement, the annual meeting of the shareholders shall be held at any place within or outside Ontario on such day and at such time as the board, may determine, for the purpose of hearing and receiving the reports and statements required by the Act to be read to and laid before shareholders at an annual meeting, electing directors, appointing the auditor and fixing or authorizing the board to fix the auditor's remuneration, and for the transaction of such other business as may properly be brought before the meeting.

6.2              Special Meetings. Subject to the articles and any unanimous shareholder agreement, the board shall have the power at any time to call a special meeting of shareholders to be held at such time on such day and at any place within or outside Ontario as may be determined by the board. The phrase "special meeting of the shareholders" wherever it occurs in this by-law shall include a meeting of any class or classes of shareholders, and the phrase "meeting of shareholders" wherever it occurs in this by-law shall mean and include an annual meeting of shareholders and a special meeting of shareholders.

6.3              Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 9.1, and

(a)	if the Corporation is at the time of such notice offering any of its securities to the public, not less than twenty-one (21) days, and

(b)	if the Corporation is at the time of such notice not offering any of its securities to the public, not less than ten (10) days,

and in any event, not more than fifty (50) days before the date on which the meeting is to be held, to the auditor of the Corporation, to the directors of the Corporation and to each shareholder of record at the close of business on the day on which the notice is given who is entered on the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

6.4              List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to Section 6.5, the shareholders listed shall be those registered at the close of business on a day not later than ten (10) days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

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6.5              Record Date for Notice. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

6.6              Waiving Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.7              Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

6.8              Quorum. One or more persons entitled to vote at a meeting of shareholders who in the aggregate hold or represent more than 50% of the shares with voting rights at the meeting constitutes a quorum. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

6.9              Right to Vote. Subject to the Act, the articles and Section 6.5 hereof, each person registered as a shareholder of the Corporation at the date of any meeting of shareholders shall be entitled to one vote for each share held.

6.10          Representatives. An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a body corporate is such executor, administrator, committee, guardian or trustee, any person duly appointed by proxy for such body corporate, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares of the testator, intestate, mentally incompetent person, ward or cestui que trust in his or its stead at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of clause 6.12 shall apply.

6.11          Proxies. Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a person, who need not be a shareholder, as his nominee to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy.

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Subject to the Act, a proxy shall be executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a body corporate by an officer or attorney thereof duly authorized.

A proxy may be in any form which may be prescribed by the board or which the chair of the meeting may accept as sufficient, provided that such form complies with the provisions of the Act.

Proxies shall be deposited with the secretary of the meeting before any vote is cast under the authority thereof or at such earlier time and in such manner as the board may prescribe in accordance with the provisions of the Act. A proxy in the form of a facsimile transmission may also be so deposited.

6.12          Joint Shareholders. Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such share or shares, but, if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

6.13          Scrutineer. At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chair with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

6.14          Votes to Govern. Unless otherwise required by the provisions of the Act, the articles, by-laws or any unanimous shareholder agreement, at all meetings of shareholders every question shall be decided by the majority of the votes duly cast on the question.

6.15          Show of Hands. At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon is required by the chair or be demanded by a shareholder present in person or represented by proxy and entitled to vote or unless a ballot is required under the provisions of the Act. Upon a show of hands every shareholder present in person or represented by proxy and entitled to vote shall have one vote. After a show of hands has been taken upon any question the chair may require or any shareholder present in person or represented by proxy and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon is demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceedings in respect of the said question, and the result of the vote so taken shall be the decision of the Corporation in annual or general meeting, as the case may be, upon the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.16          Ballots. If a ballot is required by the chair of the meeting or under the provisions of the Act or is demanded by any shareholder present in person or represented by proxy and entitled to vote and the demand be not withdrawn, a ballot upon the question shall be taken in such manner as the chair of the meeting directs. Upon a ballot each shareholder who is present in person or represented by proxy shall, unless the articles otherwise provide, be entitled to one vote for each share in respect of which the shareholder is entitled to vote at the meeting and the result of the ballot shall be the decision of the Corporation in annual or general meeting, as the case may be, upon the question.

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6.17          Casting Vote. In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot the chair of the meeting shall not be entitled to a second or casting vote.

6.18          Chair. Subject to Section 4.2, the President or, in the President's absence, a Vice-President who is a director shall preside as chair at a meeting of shareholders. If there is no President or such a Vice-President, or if at a meeting, none of them is present within fifteen minutes after the time appointed for holding of the meeting, the shareholders present shall choose a person from their number to be the Chair.

6.19          Adjournment of Meetings. The chair of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place, and no notice of such adjournment need be given to the shareholders except as required by the Act. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

6.20          Resolution in Writing. Subject to the Act and any unanimous shareholder agreement, a resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

6.21          Meeting by Electronic Means. A meeting of the shareholders may be held by telephonic or electronic means and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed to be present at the meeting.

6.22          Procedure. At all meetings of shareholders questions of procedure shall be settled by reference to such publication relating to the conduct of company meetings as shall be acceptable to the chair of the meeting.

ARTICLE 7
SECURITIES

7.1              Registers. The Corporation shall keep or cause to be kept such registers of security holders and of transfers as required by the Act.

7.2              Allotment. Subject to the provisions, if any, of the articles or any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares in the capital of the Corporation to such person or persons or class of persons as the board determines provided that no share shall be issued until it is fully paid as prescribed by the Act.

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7.3              Commissions. The board may authorize the Corporation to pay a reasonable commission to any person in consideration of such person's purchasing or agreeing to purchase shares of the Corporation, whether from the corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.4              Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at such shareholder's option, to a share certificate, or to a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate, stating the number and class or series of shares held by the shareholder as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Section 11.4 hereof, provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent or registrar if there is one. Any additional signatures required may be printed or otherwise mechanically reproduced. A share certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.5              Replacement of Security Certificates. The board or any person designated by the board shall direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may prescribe, whether generally or in any particular case.

7.6              Transfer Agent and Registrar. The board may appoint or remove a transfer agent and a registrar (who may, but need not be the same person) and one or more branch transfer agents and registrars (who may, but need not be the same) for the securities of the Corporation and may provide for the transfer of securities in one or more places and may provide that securities will be interchangeably transferable or otherwise.

7.7              Transfer of Securities. Securities in the capital of the Corporation shall be transferable only on the register of transfers or on one of the branch registers of transfers (if any) kept by or for the Corporation in respect thereof by the registered holder of such securities in person or by attorney duly authorized in writing upon surrender for cancellation of the certificate representing such securities properly endorsed or accompanied by a properly executed transfer, subject to the provisions of the Act and subject to the restrictions on transfer (if any) set forth in the articles.

7.8              Corporation's Lien on Shares. The Corporation shall have a first and paramount lien upon all the shares registered in the names of each shareholder whether solely or jointly with others for the shareholder's debts, liabilities and engagements solely or jointly with any other person, to or with the Corporation, whether the periods for payment, fulfillment or discharge thereof have actually arrived or not. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise determined by the board, the registration of a transfer of shares shall not operate as a waiver of the Corporation's lien, if any, on such shares; however, the Corporation shall not be entitled to enforce such lien against a transferee of the shares who has no actual knowledge of it, unless such lien is noted conspicuously on such share certificate.

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For the purpose of enforcing such lien, the board may sell the shares subject thereto in such manner as it thinks fit; but no sale shall be made until notice in writing of the intention to sell has been served on such shareholder or the shareholder's executors, administrators, successors or assigns, and default has been made by any of them, in payment, fulfillment or discharge of such debts, liabilities or engagements for ten days after the date after such notice is given under Section 9.1.

The net proceeds of any such sale shall be applied in or towards satisfaction of the debts, liabilities or engagements, and the residue, if any, paid to such shareholder, or the shareholder's executors, administrators, successors or assigns.

Upon any such sale in purported exercise of the powers hereinbefore given, the board may cause the purchaser's name to be entered in the register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his or her name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Corporation exclusively.

7.9              Refusal to Register Transfer. Except in the case of shares listed on a stock exchange recognized by the Ontario Securities Commission, the board may refuse to permit the registration of a transfer of shares in the capital of the Corporation against which the Corporation has a lien until all of the debt represented by that lien has been paid to the Corporation.

7.10          Joint Shareholders. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in respect thereof, and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share, but all the joint holders of a share shall be severally as well as jointly liable for the payment of all demands payable in respect thereof.

ARTICLE 8
DIVIDENDS AND RIGHTS

8.1              Dividends. Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.2              Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the holder's last recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to such of those addresses as is selected by the person mailing such cheque. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

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8.3              Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount.

8.4              Record Date. The board may fix in advance a date preceding by not more than fifty days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for shares in the capital or securities of the Corporation as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, as the case may be, and in every such case only such persons as shall be security holders of record at the close of business on the date so fixed shall be entitled to receive payment of such dividend or to exercise the right to subscribe for securities and to receive the warrant or other evidence in respect of such right, as the case may be, notwithstanding the transfer of any securities after any such record date fixed as aforesaid. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.5              Unclaimed Dividends. Any dividend unclaimed after a period of six (6) years from the date on which the same was declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 9
NOTICES

9.1              Method of Giving. Subject to the Act, any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if:

(a)	delivered personally to the person to whom it is to be given to the latest address of such person as shown in the records of the Corporation or its transfer agent;

(b)	if sent by prepaid mail addressed to such address;

(c)	if sent to such address by any means of transmitted or recorded communication including e-mail; or

(d)	if sent by facsimile, to the latest facsimile number of the person to whom it is to be given, as shown in the records of the Corporation.

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The Secretary or any person authorized by the Secretary may change the address or facsimile number on the books of the Corporation of any shareholder in accordance with any information believed by him or her to be reliable. A notice, communication or document so delivered shall be deemed to have been received by the addressee when it is delivered personally to the address aforesaid; and a notice, communication or document so mailed shall be deemed to have been received by the addressee on the fifth day after mailing; a notice sent by any means of transmitted or recorded communication shall be deemed to have been received by the addressee when delivered to the appropriate communication company or agency or its representative for dispatch; and a notice sent by facsimile shall be deemed to have been received at the time of transmission; provided however that, notwithstanding the foregoing, in the case of any meeting of directors, verbal notice thereof shall be sufficient notice.

9.2              Computation of Time. In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days' notice of any meeting or other event, the period of days shall be deemed to commence the day following the date the notice was given and shall be deemed to terminate at midnight of the last day of the period, except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

9.3              Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.4              Notice to Joint Shareholders. All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect of such joint holding, be given to such joint shareholders at such address so appearing as is selected by the person giving such notice, and notice so given shall be sufficient notice to all the holders of such shares.

9.5              Persons Becoming Entitled by Death or Operation of Law. Every person who by operation of law, transfer, death of a security holder or by any other means whatsoever, becomes entitled to any security, shall be bound by every notice in respect of such security which prior to the holder's name and address being entered on the books of the Corporation was duly given to the person from whom such holder derives title to such security.

On the death of any security holder (not being one of several joint holders of a security) the executors or administrators of such deceased security holder shall be the only persons recognized by the Corporation as having any title to such security.

Any person becoming entitled to a security in consequence of the death, bankruptcy or insolvency of any shareholder (herein referred to as a person entitled by transmission) shall produce to the Corporation such evidence as may be reasonably required by the board to prove such person's title and declare in writing his or her election either to be registered as a security holder in respect of the security, or instead of being registered, to make such transfer as the deceased or bankrupt person could have made.

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Until any person becoming entitled to any security by transmission has complied with the terms aforesaid, the Corporation may retain any dividend or other payment declared or payable upon such security, and shall not be bound to recognize the title of the person claiming under such transmission.

9.6              Proof of Service. A certificate of the Secretary or other duly authorized officer of the Corporation in office at the time of the making of the certificate, or of any agent of the Corporation as to facts in relation to the mailing or delivery or sending of any notice to any shareholder, director, officer or auditor shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

9.7              Waiver of Notice. Any shareholder (or the shareholder's duly appointed proxy), director, officer or auditor may waive any notice required to be given under any provision of the articles, by-laws of the Corporation, any unanimous shareholder agreement or of the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice. Any shareholder (or his duly appointed proxy) may waive any irregularity in any meeting of shareholders.

ARTICLE 10
BORROWING POWERS OF THE DIRECTORS

10.1          Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the provisions of the Act and any unanimous shareholder agreement, the board may on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	give guarantees on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The words "debt obligations" as used in this Article 10 mean bonds, debentures, notes or other similar obligations or guarantees of such an obligation, whether secured or unsecured.

10.2          Delegation. The board may from time to time authorize any director, officer or employee of the Corporation or other person or persons, whether connected with the Corporation or not, to:

(a)	make arrangements with reference to the monies borrowed or to be borrowed as aforesaid and as to the terms and conditions of the loan thereof and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional debt obligations for any monies borrowed or remaining due by the Corporation as the board may authorize and generally to manage, transact and settle the borrowing of money by the Corporation; and

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(b)	sign, execute and give on behalf of the Corporation all documents, agreements and promises necessary or desirable for the purposes aforesaid and to draw, make, accept, endorse, execute and issue cheques, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments and the same and all renewals thereof or substitutions therefor so signed shall be binding upon the Corporation.

ARTICLE 11
BUSINESS OF THE CORPORATION

11.1          Registered Office. The registered office of the Corporation shall be in the municipality or geographic township within Ontario specified in its articles or other municipality or geographic township determined by special resolution of the shareholders, and at such place therein as the board may determine.

11.2          Corporate Seal. The corporate seal of the Corporation, if any, shall be such seal as the board may adopt.

11.3          Banking Arrangements. The banking business of the Corporation or any part thereof shall be transacted with such chartered banks, trust companies or other financial institutions as the board may determine.

Cheques on the bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the board may name for that purpose.

Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of the Corporation's bank account by such officer or officers, person or persons, as the board may name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

11.4          Execution of Instruments. Any instruments in writing may be signed in the name of and on behalf of the Corporation by two persons, one of whom holds the office of Chair of the board, President or Vice-President and the other of whom holds one of the said offices or the office of Secretary or Treasurer and any instrument in writing so signed shall be binding upon the Corporation without any further authorization or formality. In the event that the Corporation has only one officer and director, that person alone may sign any instruments in writing in the name of and on behalf of the Corporation. The board shall have power to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. The corporate seal, if any, may be affixed to any instruments in writing on the authority of any of the persons named in this section.

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The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, deeds, mortgages, hypothecs, charges, security interests, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, proxies, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities and all paper writings.

11.5          Investments. In particular, without limiting the generality of the foregoing, execution as provided in Section 11.4 hereof shall be adequate to sell, assign, transfer, exchange, convert or convey any securities, rights and warrants.

11.6          Voting Securities in Other Companies. All securities carrying voting rights in any other body corporate held from time to time by the Corporation may be voted at all meetings of holders of such securities in such manner and by such person or persons as the board determines. In the absence of action by the board, the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issuance of voting certificates and other evidence of right to vote in such names as they may determine.

11.7          Custody of Securities. The board may provide for the deposit and custody of securities of the Corporation. All share certificates, bonds, debentures, debenture stock certificates, notes or other obligations or securities belonging to the Corporation, may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and may be endorsed in blank with endorsement guaranteed in order to enable transfers to be completed and registration to be effected.

11.8          Invalidity of Any Provisions of this By-Law. The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

11.9          Financial Year. The financial year of the Corporation shall terminate on such day in each year as is from time to time established by the board.

ARTICLE 12
PARAMOUNtCY of unanimous shareholder agreement

12.1                                  Conflict with Unanimous Shareholder Agreement. Notwithstanding any of the provisions of the by-laws of the Corporation and subject to the Act, the by-laws of the Corporation are subject in their entirety to the provisions of any unanimous shareholder agreement. In the event of a conflict between a provision of an unanimous shareholder agreement and a provision of the by-laws of the Corporation, the provision of the unanimous shareholder agreement shall govern.

SCHEDULE “C”

DISSENT RIGHTS UNDER Section 191 of the ABCA

191. Shareholder's right to dissent

191(1) Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,
(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,
(b.1)	amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),
(c)	amalgamate with another corporation, otherwise than under section 184 or 187,
(d)	be continued under the laws of another jurisdiction under section 189, or
(e)	sell, lease or exchange all or substantially all its property under section 190.

191(2) A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

191(3) In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

191(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

191(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or
(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder's right to dissent.

191(6) An application may be made to the Court after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or
(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5), to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

191(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

191(8) Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or
(b)	within 10 days after the corporation is served with a copy of the application, if a shareholder is the applicant.

191(9) Every offer made under subsection (7) shall

(a)	be made on the same terms, and
(b)	contain or be accompanied with a statement showing how the fair value was determined.

191(10) A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder's shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

191(11) A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and
(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

191(12) In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,
(b)	the trial of issues and interlocutory matters, including pleadings and questioning under Part 5 of the Alberta Rules of Court,
(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,
(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,
(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,
(f)	the service of documents, and
(g)	the burden of proof on the parties.

191(13) On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,
(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders,
(c)	fixing the time within which the corporation must pay that amount to a shareholder, and
(d)	fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

191(14) On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,
(b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder's shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or
(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder's shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

191(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

191(16) Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder's dissent, or
(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

191(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

191(18) If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or
(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder's shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

191(19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder's notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder's full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

191(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or
(b)	the realizable value of the corporation's assets would by reason of the payment be less than the aggregate of its liabilities.

SCHEDULE “D”

DISSENT RIGHTS UNDER Section 185 of the OBCA

Rights of dissenting shareholders

185 (1) Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

Note: On a day to be named by proclamation of the Lieutenant Governor, subsection 185 (1) of the Act is amended by striking out “or” at the end of clause (d) and by adding the following clauses: (See: 2017, c. 20, Sched. 6, s. 24)

(d.1)  be continued under the Co-operative Corporations Act under section 181.1;

(d.2)  be continued under the Not-for-Profit Corporations Act, 2010 under section 181.2; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent.  R.S.O. 1990, c. B.16, s. 185 (1).

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170 (5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

One class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.  2006, c. 34, Sched. B, s. 35.

Exception

(3) A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c. B.16, s. 185 (3).

Shareholder’s right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.  R.S.O. 1990, c. B.16, s. 185 (4).

No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.  R.S.O. 1990, c. B.16, s. 185 (5).

Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.  R.S.O. 1990, c. B.16, s. 185 (6).

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).  R.S.O. 1990, c. B.16, s. 185 (7).

Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.  R.S.O. 1990, c. B.16, s. 185 (8).

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.  R.S.O. 1990, c. B.16, s. 185 (9).

Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares. R.S.O. 1990, c. B.16, s. 185 (10).

Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates, if any, representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.  R.S.O. 1990, c. B.16, s. 185 (11); 2011, c. 1, Sched. 2, s. 1 (9).

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.  R.S.O. 1990, c. B.16, s. 185 (12).

Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.  R.S.O. 1990, c. B.16, s. 185 (13).

Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)	the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10).  R.S.O. 1990, c. B.16, s. 185 (14); 2011, c. 1, Sched. 2, s. 1 (10).

Same

(14.1) A dissenting shareholder whose rights are reinstated under subsection (14) is entitled, upon presentation and surrender to the corporation or its transfer agent of any share certificate that has been endorsed in accordance with subsection (13),

(a)	to be issued, without payment of any fee, a new certificate representing the same number, class and series of shares as the certificate so surrendered; or

(b)	if a resolution is passed by the directors under subsection 54 (2) with respect to that class and series of shares,

(i)  to be issued the same number, class and series of uncertificated shares as represented by the certificate so surrendered, and

(ii)  to be sent the notice referred to in subsection 54 (3).  2011, c. 1, Sched. 2, s. 1 (11).

Same

(14.2) A dissenting shareholder whose rights are reinstated under subsection (14) and who held uncertificated shares at the time of sending a notice to the corporation under subsection (10) is entitled,

(a)	to be issued the same number, class and series of uncertificated shares as those held by the dissenting shareholder at the time of sending the notice under subsection (10); and

(b)	to be sent the notice referred to in subsection 54 (3). 2011, c. 1, Sched. 2, s. 1 (11).

Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)	a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (15).

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.  R.S.O. 1990, c. B.16, s. 185 (16).

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.  R.S.O. 1990, c. B.16, s. 185 (17).

Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.  R.S.O. 1990, c. B.16, s. 185 (18).

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.  R.S.O. 1990, c. B.16, s. 185 (19).

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).  R.S.O. 1990, c. B.16, s. 185 (20).

Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.  R.S.O. 1990, c. B.16, s. 185 (21).

Notice to shareholders

(22) Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.  R.S.O. 1990, c. B.16, s. 185 (22).

Parties joined

(23) All dissenting shareholders who satisfy the conditions set out in clauses (22) (a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.  R.S.O. 1990, c. B.16, s. 185 (23).

Idem

(24) Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.  R.S.O. 1990, c. B.16, s. 185 (24).

Appraisers

(25) The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.  R.S.O. 1990, c. B.16, s. 185 (25).

Final order

(26) The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b).  R.S.O. 1990, c. B.16, s. 185 (26).

Interest

(27) The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.  R.S.O. 1990, c. B.16, s. 185 (27).

Where corporation unable to pay

(28) Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.  R.S.O. 1990, c. B.16, s. 185 (28).

Idem

(29) Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. R.S.O. 1990, c. B.16, s. 185 (29).

Idem

(30) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c. B.16, s. 185 (30).

Court order

(31) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.  1994, c. 27, s. 71 (24).

Commission may appear

(32) The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.  1994, c. 27, s. 71 (24).

SCHEDULE “E”

SUMMARY OF AMALGAMATION AGREEMENT

The following summary of the Amalgamation Agreement is qualified in its entirety by the text of the Amalgamation Agreement, a PDF copy of which is available for inspection upon written request to the Corporation. Capitalized terms not otherwise defined herein have the meanings given to them in the Amalgamation Agreement.

Terms of the Amalgamation

Therapeutics, Subco, and the Corporation shall cause the Articles of Amalgamation to be filed pursuant to the OBCA to effect the Amalgamation. Under the Amalgamation at the Effective Time:

a)	Subco and Holdings will amalgamate and continue as Amalco with the name “Antibe Amalco Inc.”;

b)	each holder of Holdings Common Shares (other than dissenting Holdings Shareholders who do not cancel their Holdings Common Shares in consideration of obtaining Therapeutics Shares on the Amalgamation) shall receive 0.2581 of one fully paid and non assessable Therapeutics Share for each Holdings Common Share held, subject to adjustment as provided in the Amalgamation Agreement, following which all such Holdings Common Shares shall be cancelled;

c)	Therapeutics shall receive one fully paid and non-assessable Amalco Share for each one Subco Share held by Therapeutics, following which all such Subco Shares shall be cancelled;

d)	in consideration of the issuance of Therapeutics Shares, Amalco shall issue to Therapeutics one Amalco Share for each Therapeutics Share issued;

e)	the Therapeutics Shares shall be issued fully paid in consideration of the cancellation of the Holdings Common Shares immediately prior to the Effective Time, excluding any Holdings Common Shares held by dissenting Holdings Common Shareholders who do not cancel their Holdings Common Shares in consideration of obtaining Therapeutics Shares in the Amalgamation;

f)	Amalco shall add to the stated capital maintained in respect of the Amalco Shares an amount such that the stated capital of the Amalco Shares shall be equal to the aggregate paid-up capital for purposes of the Income Tax Act (Canada) of the Subco Shares and Holdings Common Shares immediately prior to the Effective Time;

g)	Therapeutics shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Holdings Common Shares, such amounts as it determines are required or permitted to be deducted and withheld with respect to such payment under the Income Tax Act (Canada) or any provision of provincial, state, local or foreign tax law, in each case as amended; to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Holdings Common Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority; and

h)	Amalco will become a wholly-owned subsidiary of Therapeutics.

Effect of the Amalgamation

a)	The Amalgamating Corporations shall be amalgamated and continue as one corporation under the terms and conditions prescribed in the Amalgamation Agreement.

b)	The Amalgamating Corporations shall cease to exist as entities separate from Amalco.

c)	Amalco shall possess all the property, rights, privileges and franchises and shall be subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations.

d)	A conviction against, or ruling, order or judgment in favour or against an Amalgamating Corporation may be enforced by or against Amalco.

e)	The articles of amalgamation shall be deemed to be the articles of incorporation of Amalco.

f)	Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against an Amalgamating Corporation before the Amalgamation has become effective.

Fractional Shares

No fractional Therapeutics Shares shall be issued to holders of Holdings Common Shares; in lieu of any fractional entitlement, the number of Therapeutics Shares issued to each former holder of Holdings Common Shares shall be rounded up to the nearest whole Therapeutics Share in the event that the former holder of Holdings Common Shares is entitled to receive a fractional share representing 0.5 or more of a Therapeutics Share, or be rounded down to the nearest whole Therapeutics Share in the event that the former holder of Holdings Common Shares is entitled to receive a fractional share representing less than 0.5 of a Therapeutics Share.

Authorized Capital

The authorized capital of Amalco shall consist of an unlimited number of common shares without nominal or par value.

Number of Directors

The board of directors of Amalco shall consist of not less than one and not more than 10 directors, the exact number of which shall be determined by the directors from time to time.

Activities

There will be no limitations on the activities of Amalco. The directors of Amalco shall be authorized to borrow money on the credit of Amalco.

Governing Law

The Amalgamation Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SCHEDULE “F”

HOLDINGS’ FINANCIAL STATEMENTS

See attached.

SCHEDULE “G”

FAIRNESS OPINION PROVIDED BY PARADIGM CAPITAL INC.

See attached.